UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DATADOG, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 21, 2026

To the Stockholders of Datadog, Inc.:

On behalf of our board of directors, it is our pleasure to cordially invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of Datadog, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/DDOG2026SM, originating from New York, New York, on Tuesday, April 21, 2026, at 10:00 a.m., Eastern Time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on April 21, 2026, to ensure you are logged in when the Special Meeting starts.

The Special Meeting will be held for the following purposes:

1.	To approve the redomiciliation of the Company from the State of Delaware to the State of Nevada by conversion; and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment, postponement or continuation thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting, and any adjournment, postponement or continuation thereof, is February 24, 2026. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment, postponement or continuation thereof.

By Order of the Board of Directors

Kerry Acocella

General Counsel and Secretary

New York, New York

February 27, 2026

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholders’ Meeting to be Held on Tuesday, April 21, 2026, at 10:00 a.m., Eastern Time. The proxy statement is available at www.proxyvote.com.

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES. You may vote online at the Special Meeting or in advance of the Special Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card. We encourage you to vote in advance of the Special Meeting, even if you plan to attend, to ensure your shares are represented.

Even if you have voted by proxy before the Special Meeting, you may still attend and vote online during the Special Meeting. Please note, however, that if your shares are held beneficially in the name of a broker, bank or other agent and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, New York 10018

PROXY STATEMENT

FOR THE 2026 SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 21, 2026, at 10:00 a.m., Eastern Time

Our board of directors (the “Board”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Datadog, Inc. (the “Company”, “we” or “us”), a Delaware corporation, and at any adjournment, postponement or continuation thereof. The Special Meeting is scheduled to be held virtually, via live webcast at www.virtualshareholdermeeting.com/DDOG2026SM, originating from New York, New York, on Tuesday, April 21, 2026, at 10:00 a.m., Eastern Time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

The Special Meeting will be held for the following purposes:

1.	To approve a redomiciliation of the Company from the State of Delaware to the State of Nevada by conversion (the “Proposal”); and

2.	To conduct such other business as may be properly brought before the Special Meeting or any adjournment, postponement or continuation thereof.

For the Special Meeting, we have elected to furnish our proxy materials, including this proxy statement, to our stockholders primarily via the internet. On or about February 27, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Special Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Special Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked.

Only stockholders of record at the close of business on February 24, 2026 (the “Record Date”), will be entitled to vote at the Special Meeting or any adjournment, postponement or continuation thereof. On the Record Date, there were 328,483,364 shares of Class A common stock and 25,367,965 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available for examination for any purpose relevant to the Special Meeting at our corporate headquarters for 10 days before the Special Meeting. If you would like to view the list, please email us at IR@datadoghq.com. For instructions on how to attend the Special Meeting, please see the instructions at www.virtualshareholdermeeting.com/DDOG2026SM and on page 2 of this proxy statement.

Your vote is important to us. Even if you plan on participating in the Special Meeting virtually, we recommend that you vote as soon as possible by internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor,

New York, New York 10022

Shareholders may call toll-free: (877) 456-3513

Banks and brokers may call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board is soliciting your proxy to vote at the Special Meeting, including at any adjournments, postponements or continuations thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about February 27, 2026, to stockholders of record entitled to vote at the Special Meeting.

How do I attend, participate in, and ask questions during the Special Meeting?

We will be hosting the Special Meeting via live webcast only. Any stockholder as of the Record Date can attend the Special Meeting live online at www.virtualshareholdermeeting.com/DDOG2026SM. The meeting will start at 10:00 a.m., Eastern Time, on Tuesday, April 21, 2026. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Special Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/DDOG2026SM. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.

If you would like to submit a question during the Special Meeting, you may log in at www.virtualshareholdermeeting.com/DDOG2026SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Special Meeting;

•	Only stockholders of record as of the Record Date for the Special Meeting and their proxy holders may submit questions or comments;

•	Please direct all questions to Olivier Pomel, our Chief Executive Officer;

•	Please include your name and affiliation, if any, when submitting a question or comment;

•	Limit your remarks to one brief question or comment that is relevant to the Special Meeting;

•	Questions may be grouped by topic by our management;

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests;

•	Be respectful of your fellow stockholders and Special Meeting participants; and

•	No audio or video recordings of the Special Meeting are permitted.

What if I have technical difficulties or trouble accessing the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/DDOG2026SM. Technical support will be available starting at 9:00 a.m., Eastern Time, on April 21, 2026.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date, February 24, 2026, and their valid proxyholders will be entitled to vote at the Special Meeting and at any adjournment, postponement or continuation thereof. On the Record Date, there were 328,483,364 shares of Class A common stock and 25,367,965 shares of Class B common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or by proxy in advance. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by proxy in advance of the Special Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Special Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have 10 votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

What am I voting on?

The sole matter to be voted on at the Special Meeting is a proposal to approve the redomiciliation of the Company from the State of Delaware to the State of Nevada by conversion (the “Proposal”).

How does the Board recommend that I vote on the Proposal?

Our Board unanimously recommends that you vote your shares “FOR” the Proposal to approve the redomiciliation of the Company from the State of Delaware to the State of Nevada by conversion.

What if another matter is properly brought before the Special Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Special Meeting or (2) in advance of the Special Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.

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To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/DDOG2026SM, starting at 10:00 a.m., Eastern Time, on Tuesday, April 21, 2026. The webcast will open 15 minutes before the start of the Special Meeting.

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To vote in advance of the Special Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Monday, April 20, 2026, to be counted.

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To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Monday, April 20, 2026, to be counted.

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To vote in advance of the Special Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Special Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Special Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

Even if you plan to participate in the Special Meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the Special Meeting.

Internet voting during the Special Meeting and/or internet proxy voting in advance of the Special Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Special Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Special Meeting through the internet, by telephone, using a printed proxy card or online during the Special Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date;

•	Grant a subsequent proxy by telephone or through the internet;

•	Send a timely written notice that you are revoking your proxy via email at IR@datadoghq.com; or

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Attend the Special Meeting and vote online during the meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Special Meeting through the internet, by telephone or by completing the proxy card that may be delivered to you so that your vote will be counted if you later decide not to attend the Special Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, or by completing the proxy card that may be delivered to you or online during the Special Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Proposal. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported.

The Proposal is considered to be a “non-routine” matter. As a result, your broker or nominee will not vote your shares on the Proposal without your instructions. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for a meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.”

We do not expect there to be any “broker non-votes” at the Special Meeting because the Proposal is considered to be a “non-routine” matter. Accordingly, if you do not provide instructions to your broker, bank or other agent on how to vote your shares, your shares will not be voted.

As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will count with respect to the Proposal votes “FOR,” “AGAINST,” abstentions and broker non-votes, if any.

How many votes are needed to approve the Proposal?

The Proposal requires the affirmative vote of a majority of the voting power of our outstanding shares of common stock entitled to vote thereon. The holders of shares of our Class A common stock and Class B common stock will vote together as a single class on the Proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of our outstanding shares of common stock entitled to vote at the Special Meeting are present at the Special Meeting by virtual attendance or represented by proxy. On the Record Date, there were 328,483,364 shares of Class A common stock and 25,367,965 shares of Class B common stock outstanding and entitled to vote.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the person who called the meeting, the Chairperson of the meeting, or the holders of a majority of the voting power of the shares present at the Special Meeting by virtual attendance or represented by proxy may adjourn the Special Meeting to another date or time.

How can I find out the results of the voting at the Special Meeting?

We anticipate announcing preliminary voting results at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for the Company’s next annual meeting?

Stockholder proposals intended to be included in the Company’s proxy materials for the Company’s next annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing to our Secretary at 620 8th Avenue, 45th Floor, New York,

New York 10018, Attention: Secretary, not less than 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting and otherwise comply with all applicable rules and regulations under the Exchange Act. To be considered for inclusion in the Company’s proxy materials for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”), any such proposal must have been received by December 19, 2025. Information regarding the deadline for the submission of proposals pursuant to Rule 14a-8 for the annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) will be included in our proxy materials for the 2026 Annual Meeting.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) for consideration at an annual meeting of stockholders that is not intended to be included in our proxy materials for such meeting, you must provide the Company with timely written notice of such proposal. To be timely, such notice, along with the other information required by our amended and restated bylaws, must be received by our Secretary at 620 8th Avenue, 45th Floor, New York, New York 10018, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice, to be timely, must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. For a proposal to be considered at our 2026 Annual Meeting but not included in our proxy materials, such notice must have been received not later than the close of business on March 5, 2026, nor earlier than the close of business on February 3, 2026. Information regarding the advance notice window for proposals to be considered at our 2027 Annual Meeting will be included in our proxy materials for the 2026 Annual Meeting. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees at an annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also engaged Innisfree M&A Incorporated, a proxy-solicitation firm, to provide advice to the Company with respect to the Special Meeting and to assist us in the solicitation of proxies, for which the Company will pay a fee of up to $100,000 plus reimbursement of certain out-of-pocket expenses.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking” statements, as that term is defined under the federal securities laws. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Nevada Redomiciliation (as defined herein) and potential benefits, implications, risks, costs, tax effects, costs savings or other related implications associated with the Nevada Redomiciliation, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026. Additional information will be made available in our other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained herein. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this proxy statement relate only to events as of the date on which the statements are made, and we undertake no obligation to update them to reflect events or circumstances after the date of this proxy statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

PROPOSAL — APPROVAL OF THE REDOMICILIATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF NEVADA BY CONVERSION

The Board has unanimously approved, and recommends that stockholders approve, a proposal to redomicile the Company, by conversion, from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”) (such conversion of the Delaware Corporation into the Nevada Corporation, the “Nevada Redomiciliation”), and adopt the resolutions of the Board approving the Nevada Redomiciliation (the “Nevada Redomiciliation Resolutions”) included as Appendix B to this proxy statement.

Principal Terms of the Nevada Redomiciliation

The Nevada Redomiciliation, if approved by our stockholders, will be effected through a conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.195 of the Nevada Revised Statutes, as amended (the “NRS”), as set forth in the plan of conversion (the “Plan of Conversion”) included as Appendix C to this proxy statement. Approval of this Proposal will constitute approval of the Plan of Conversion.

Pursuant to the Plan of Conversion, upon the effectiveness of the Nevada Redomiciliation:

•	The Company will continue in existence as a Nevada corporation and will continue to operate its business under its current name, “Datadog, Inc.”;

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The internal affairs of the Company will cease to be governed by Delaware law and will instead be subject to Nevada law. See “What Changes After the Nevada Redomiciliation?—Comparison of Stockholder Rights Under Delaware and Nevada Law” below;

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The Company will cease to be governed by our existing amended and restated certificate of incorporation (the “Delaware Charter”) and amended and restated bylaws (the “Delaware Bylaws”) and will instead be subject to the provisions of the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws”), forms of which are included as Appendix D and Appendix E, respectively, to this proxy statement;

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The Nevada Redomiciliation will not result in any immediate change in headquarters, business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Nevada Redomiciliation);

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Each outstanding share of Class A common stock, par value $0.00001 per share, of the Delaware Corporation (the “Delaware Corporation Class A Common Stock”) will be one outstanding share of Class A common stock, par value $0.00001 per share, of the Nevada Corporation (the “Nevada Corporation Class A Common Stock”) pursuant to the Plan of Conversion;

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Each outstanding share of Class B common stock, par value $0.00001 per share, of the Delaware Corporation (the “Delaware Corporation Class B Common Stock” and together with the Delaware Corporation Class A Common Stock, the “Delaware Corporation Common Stock”) will be one outstanding share of Class B common stock, par value $0.00001 per share, of the Nevada Corporation (the “Nevada Corporation Class B Common Stock” and together with the Nevada Corporation Class A Common Stock, the “Nevada Corporation Common Stock”) pursuant to the Plan of Conversion;

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Each outstanding stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock, as applicable, will continue in existence and automatically become a stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, under the same terms and conditions;

•	Our outstanding convertible notes will remain outstanding and will be convertible into an equal number of shares of Nevada Corporation Class A Common Stock under the same terms and conditions.

•	Stockholders will not need to exchange their existing stock certificates or book entry entitlements for new stock certificates or book entry entitlements, respectively; and

•	Our Class A common stock will continue to be traded on the NASDAQ Global Market under the symbol “DDOG.” We do not expect any interruption in trading as a result of the Nevada Redomiciliation.

If our stockholders approve the Nevada Redomiciliation, we anticipate that the Nevada Redomiciliation will become effective (the “Effective Time”) as soon as practicable following the Special Meeting.

In connection with the Nevada Redomiciliation, the Company intends to make filings with the Nevada Secretary of State and the Secretary of State of Delaware and does not anticipate making any other filings to effect the Nevada Redomiciliation.

The Nevada Redomiciliation may be delayed by our Board, or the Plan of Conversion may be terminated and abandoned by action of our Board, at any time prior to the Effective Time, whether before or after the approval by our stockholders, if our Board determines for any reason that such delay or abandonment would be in the best interests of the Company and all of its stockholders, as the case may be.

Background of the Proposal

General Background and Context for the Board’s Recommendation

As part of their ongoing oversight, direction and management of the Company’s business, our Board and management have thoroughly discussed the Company’s jurisdiction of incorporation.

Like many corporations, the Company incorporated in Delaware. A large portion of U.S. corporations have historically chosen Delaware as their state of incorporation due to its reputation for having a well-defined and business-friendly legal environment. Though Delaware corporate law may be less prescriptive in its statutory requirements for fiduciary duties than other states, because of the extensive experience of the Delaware courts and considerable body of judicial decisions since the early 1900s, Delaware has garnered the reputation of offering corporations and their counsel greater guidance on matters of corporate governance and transaction liability issues.

Since our incorporation, the Company has delivered strong financial performance, and has executed on robust revenue and profitability growth. As a reflection of that financial performance and investors’ positive evaluation of the Company’s strategy and competitive position, DDOG shares have delivered strong long-term value to stockholders over the years. For investors in our 2019 initial public offering, our market capitalization has increased from $10.9 billion after the first day of trading on September 19, 2019, to $40.8 billion as of the close of trading on February 20, 2026, an increase of 275%.

Our Board believes that our success as a company would not have been possible without the foresight and strategic decisions of our visionary co-founders, Chief Executive Officer Olivier Pomel and Chief Technology Officer Alexis Lê-Quôc. Mr. Pomel and Mr. Lê-Quôc founded the Company in 2010, with the vision of breaking down silos between developers, operations teams, and their tools and data. These teams are tasked with running mission-critical, customer-facing, production software applications with high reliability, security, and cost-efficiency. When application outages occur, these silos and the resultant lack of coordination and communication among teams cause significant negative business outcomes, including poor customer experience, lost revenue, and loss of engineering productivity. In response to this problem, Mr. Pomel and Mr. Lê-Quôc built a real-time data integration platform to turn the chaos of uncorrelated data into digestible and actionable insights, and to encourage collaboration among teams. This product area is known today as Observability: the Company helps its customers observe, understand, and optimize their systems and applications, and if there is an issue, restore system health as quickly as possible. Furthermore, Mr. Pomel and Mr. Lê-Quôc chose to focus on cloud-based systems and applications, which at the time was a nascent and yet-unproven technology, but has since developed into a large market, which Gartner Research estimates will exceed $1 trillion in size by 2027. Since launching its first product, Infrastructure Monitoring, in 2012, the Company has expanded its platform rapidly, and offers end-to-end monitoring, analytics, security, and incident resolution, across 24 products as of September, 2025, powered by a common data model that is extensible for use cases across Observability, Data Observability, Security, Software Delivery, Service Management, and Product Analytics. We believe the Company is currently the industry leader in the Observability space, based on our analysis of third-party market research from firms like Gartner Research and 451 Research.

Under Mr. Pomel’s and Mr. Lê-Quôc’s leadership and strategic guidance, the Company has continued to deliver strong customer value since its founding, leading to the Company’s growing market share and market leadership position, which in turn has driven strong financial performance. In the fiscal year ending December 31, 2025, the Company reported $3.43 billion in revenue; this represents growth of 28% year-over-year, and 468% over the past five years. This revenue growth has been driven by both growth in the number of customers, as more companies deploy to the cloud and adopt the Datadog platform, and growth in average revenue per customer, as the Datadog platform has expanded to include more use cases and deliver more value to each customer. As of December 31, 2025, the Company had about 32,700 customers in over 140 countries, up 130% from about 14,200 customers as of December 31, 2020. These customers range from the largest Fortune 500 companies, to the smallest, tech-forward start-ups, and spans customers of every industry. As of the December 31, 2025 quarter, the average revenue per customer is over $117,000, up over 126% from over $52,000 in the December 31, 2020 quarter. The increase in average revenue per customer is driven in part by customer adoption of multiple products in the Datadog platform: As of the December 31, 2025 quarter, 84% of customers have adopted two or more products, up from 72% five years ago; 55% have adopted four or more products, up from 22% five years ago; 33% have adopted six or more products, up from 3% five years ago; 18% have adopted eight or more products, up from 0% five years ago; and 9% have adopted ten or more products, up from 0% five years ago.

The Company has also delivered strong profitability and cash flow, each of which has grown meaningfully over the years. In the fiscal year ending December 31, 2025, the Company executed to GAAP net income of $108 million and non-GAAP net income of $747 million. Over the five years ending December 31, 2025, the Company achieved GAAP net income growth of $132 million and non-GAAP net income growth of $693 million. In the fiscal year ending December 31, 2025, the Company executed to GAAP operating loss of $44 million, or a -1% GAAP operating margin, and non-GAAP operating income of $768 million, or a 22% non-GAAP operating margin. Over the five years ending December 31, 2025, the Company achieved GAAP operating loss growth of 222% and non-GAAP operating income growth of 1,108%. As of the fiscal year ending December 31, 2025, the Company generated operating cash flow of $1,050 million, and $915 million in free cash flow. This represents operating cash flow growth of 863% over the past five years, and free cash flow growth of 999% over the past five years. The Company has reported positive GAAP net income in each quarter since the quarter ending September 30, 2023. For a full reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP please see Appendix A to this proxy statement.

As the Company’s financial performance and market cap has increased, DDOG has been added to notable equity indices, including the NASDAQ 100 Index in December 2021, and the S&P 500 Index in July 2025.

Mr. Pomel and Mr. Lê-Quôc have consistently guided the Company by successfully anticipating industry trends and changes, and creating and executing on a strategy to take advantage of those opportunities. By taking this long-term strategic view, Mr. Pomel and Mr. Lê-Quôc have successfully stewarded the Company during times of technological change, which have created uncertainty but also significant opportunity for the Company. Some of the strategic decisions that Mr. Pomel and Mr. Lê-Quôc led include:

•	Choosing to build and continually update a platform to deliver greater value to customers, contrasted with competitors who typically sold disparate and disconnected point products.

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Developing the platform to focus on monitoring and observability of cloud systems, at a time when that space was very nascent and its later size and growth was uncertain. Years of development and execution around this focus has led to market leadership in observability for the cloud era.

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Electing to instill financial discipline into its business model from the start. The Company consumed less than $30 million in cash between founding and IPO. By developing a sustainable financial business model early on, the Company set the foundation for its strong financial profitability and cash generation in subsequent years.

•	Architecting the product to be implemented by customers rapidly, with quick time-to-value, enabling an efficient go-to-market motion.

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Focusing on delivering innovation through Research & Development (“R&D”) investment. The Company is one of the few software companies that invest more in R&D than Sales & Marketing, delivering greater value to customers and ensuring a roadmap that keeps up with shifts in technology and customers’ expanding use cases.

•	Relentlessly focusing on solving customer problems, and not on short-term financial goals, as a north star for product development.

•	Selecting a usage-based pricing model, which aligned to customer value and proved prescient against the seat-based model that prevailed at the time.

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Executing market leadership in the Company’s first product, Infrastructure Monitoring, and subsequently building multiple other observability products on the Datadog platform, to execute to market leadership in the observability space overall.

•	Expanding the platform beyond observability to adjacent areas of customer value, in security, software delivery, service management, data observation, and product analytics.

•	Aggressively shifting the Company’s investment mix towards the next generation of AI.

•	These strategic decisions and many more, executed over multi-year periods, has led to market leadership and strong financial performance, as described above.

Our strategic advantage against our competitors has been a result of Mr. Pomel and Mr. Lê-Quôc’s technical expertise and ability to navigate an increasingly complex technological ecosystem. In such an environment, we believe our ongoing success will be predicated on the ability to make long-term strategic decisions that build upon and enhance our core business strategy. At this time, the Board believes that Mr. Pomel and Mr. Lê-Quôc will be essential to maintaining our success and developing our ongoing business strategy.

Delaware corporations, particularly those with active founders that own significant amounts of stock, have faced an increasingly litigious environment in Delaware in recent years, which has made Delaware a less attractive place of incorporation due to the substantial costs associated with defending against such suits. Over the years, Delaware corporations have been subjected to more frequent stockholder inspection demands and litigation claims arising under Delaware law as well as higher litigation and settlement fees, including attorneys’ fees. For example, in aggregate, in 2024 there were 21 M&A related settlements totaling $618.3 million paid, a 420% increase in the number of settlements compared to 2019 and a 562% increase in the aggregate settlement amount paid. Moreover, other high-profile technology companies, including Alphabet Inc., Amazon Web Services, Inc., Cloudflare, Inc., International Business Machines Corp, Meta Platforms, Inc., Microsoft Corp, SolarWinds, Inc., Tesla, Inc., Trade Desk, Inc. and TripAdvisor, Inc., have all faced significant challenges to corporate action in Delaware. This increasingly litigious environment has resulted in unpredictability regarding whether Board and management decisions will be enforced. It has also engendered costly and unmeritorious litigation that has the potential to distract the Company’s directors and management team from focusing on the execution of the Company’s strategy and increasing stockholder value. All of these factors, in the Board’s view, have made Delaware a less attractive place of incorporation, particularly for companies like ours in competitive and innovative industries.

At the same time, other states have amended their corporation laws and otherwise sought to make their jurisdictions more attractive as a place of incorporation. Nevada in particular has developed and advanced its corporate laws in order to provide businesses with a modern and predictable corporate governance framework and a statute-focused legal environment and, as a result, Nevada has begun to compete with Delaware for public company incorporations.

We believe our long-term strategic approach is the best way to deliver consistent performance and sustainable stockholder returns. The Company has historically made many difficult decisions and investments in innovations that have ultimately proven to be beneficial to our stockholders. As the competitive and regulatory landscape continues to evolve, we believe that having flexibility and the option of maintaining significant founder involvement in our business, along with greater certainty and predictability in corporate decision-making, can offer the Company the competitive advantages needed to stay nimble and compete effectively in the years to come. As a result, our Board determined it was in the best interests of the Company and our stockholders to evaluate redomiciling to a jurisdiction that we believe could provide this flexibility.

Our Board’s Evaluation of the Nevada Redomiciliation

At a meeting held on June 6, 2025, the Nominating and Corporate Governance Committee of our Board (the “N&CG Committee”) discussed among other matters, the evolving legal landscape in Delaware and whether it could be beneficial to consider changing the Company’s state of incorporation. However, the N&CG Committee decided not to move forward with redomiciling at that time because the Delaware legislature had recently adopted amendments to the DGCL, which took effect on March 25, 2025 (the “2025 DGCL Amendments”), that appeared designed to address some companies’ concerns about the recent developments in Delaware law, and it was unclear whether those amendments would adequately address the key issues in practice.

On October 29, 2025, the N&CG Committee and a representative of Sullivan & Cromwell (“S&C”), independent legal counsel to the Company, met to assess, among other things, whether the Board should resume consideration of a potential redomiciliation of the Company in light of certain recent developments, including the continuing uncertainty in Delaware’s legal landscape following the adoption of the 2025 DGCL Amendments, and changes in other states’ corporate laws and market practices since the N&CG Committee had last considered a potential redomiciliation. Following that discussion, including an executive session without management present, the members of the N&CG Committee requested additional information from management and S&C to inform its consideration of a potential redomiciliation.

On December 16, 2025, the N&CG Committee and representatives of S&C again met to evaluate whether the Board should reconsider a potential redomiciliation of the Company. As part of this discussion, the N&CG Committee discussed the potential benefits and drawbacks of remaining in Delaware compared to redomiciling and other considerations, including recent market practices and trends with respect to states of incorporation, the Company’s nexus to various jurisdictions, the Board’s fiduciary duties, implications for stockholders, and the overall redomiciliation process. Following that discussion (including an executive session), the N&CG Committee recommended that a further discussion of a potential redomiciliation of the Company be conducted at a full Board meeting.

On January 6, 2026, the Board met with representatives of S&C to discuss a potential redomiciliation of the Company. At this meeting, the Board considered, among other possibilities, both Texas and Nevada as potential states of incorporation based on predominant market practices and other factors relevant to the Company’s business and concluded that Nevada appeared to be an attractive alternative to Delaware given Nevada’s carefully drafted and innovative corporate statutes and statute-based and business-oriented legal environment. The Board also discussed the likelihood that the Company’s stockholders would approve redomiciliation and requested that management provide additional information concerning the projected stockholder approval levels for a vote on redomiciliation, which management provided following the meeting after consulting with the Company’s proxy solicitor.

Thereafter, certain independent directors of the Board met informally on January 17, 2026, and had further discussions with management and with representatives of S&C, to further discuss and evaluate whether a redomiciliation of the Company to Nevada would be in the best interests of the Company and our stockholders. As part of these discussions, the directors further evaluated a number of factors, including the benefits to the Company and our stockholders of redomiciling to Nevada compared to remaining in Delaware, the possible negative impacts of a redomiciliation, meaningful differences in corporate law between Delaware and Nevada and implications for our stockholders as to their economic, governance and litigation rights.

Following its meetings and discussions, on January 19, 2026, our Board determined that the Nevada Redomiciliation would be in the best interests of the Company and our stockholders and authorized and directed management to take all steps necessary to prepare for the Nevada Redomiciliation.

On February 9, 2026, our Board approved the Nevada Redomiciliation, adopted the Nevada Redomiciliation Resolutions, directed that the Nevada Redomiciliation be submitted for consideration by our stockholders at the Special Meeting and recommended that our stockholders approve the Nevada Redomiciliation (including the Plan of Conversion, Nevada Charter and Nevada Bylaws) and adopt the Nevada Redomiciliation Resolutions.

Recommendation of the Board

Our Board has unanimously approved the Nevada Redomiciliation and recommended that our stockholders approve the Nevada Redomiciliation and adopt the Nevada Redomiciliation Resolutions. Pursuant to Section 266 of the DGCL, the Nevada Redomiciliation and Nevada Redomiciliation Resolutions are hereby submitted for approval and adoption by the stockholders of the Company, with the recommendation of the Board that stockholders vote for the Nevada Redomiciliation and Nevada Redomiciliation Resolutions pursuant to this Proposal.

Reasons For Nevada Redomiciliation

Our Board believes that there are several reasons the Nevada Redomiciliation is in the best interests of the Company and its stockholders.

Nevada Law Will Preserve Necessary Flexibility for Our Founders’ Involvement

We believe that Nevada’s carefully drafted and innovative corporate laws and statute-based and business-oriented legal environment provides more clarity and flexibility for companies like ours with active founders, preserving our flexibility to keep Mr. Pomel and Mr. Lê-Quôc involved in running the Company. For example, NRS Chapters 78 and 92A are generally recognized as a comprehensive and thoughtfully maintained state corporate statutes. Unlike in Delaware, where corporate law regarding fiduciary duties is significantly driven by case law, Nevada codifies the fiduciary duties of directors and officers in the NRS. In turn, Nevada courts follow a more statute-based approach to director and officer duties that is less dependent on judicial interpretation.

Although the Company has neither received nor made a proposal contemplating any changes to our existing arrangements with our founders, the statute-driven approach adopted by Nevada, which lessens judicial ambiguity and provides a more stable and predictable legal environment, would offer our founders, Board and management clearer guideposts for considering and making changes to those arrangements in the future if deemed desirable and appropriate. As a result, the Nevada Redomiciliation will help provide the necessary flexibility and clarity to enable us to keep our founders involved in the Company should we wish to do so.

Nevada Law Will Provide More Predictability and Certainty in the Underlying Laws That Impact Decision-Making

We also believe Nevada’s statute-based approach is more advantageous to the Company than Delaware law because Nevada courts follow a more statute-based approach to corporate decisions and transactions that is less dependent upon the vagaries of judicial interpretation or the subject of the matter at issue, and therefore tends to be more stable, predictable and efficient than the review of corporate decision-making under Delaware law, which largely consists of judicial decisions that develop and potentially shift over time.

Recent Delaware Chancery Court decisions have raised questions in the market about the predictability of the Delaware courts, particularly for companies like ours with active founders who are also significant stockholders, undermining what was previously perceived as a significant benefit of incorporating in Delaware. Uncertainty as to what standards of conduct govern corporate decision-making, and how a court may rule with respect to the propriety of a transaction after the fact, can have a chilling effect on corporate decision-making, particularly where directors and officers face risk (even if unlikely) of personal liability, which could result in a company not engaging in transactions or taking other corporate actions that could potentially beneficial to its stockholders. Although the Company, with stockholder approval, recently amended its certificate of incorporation to limit the personal liability of officers (in addition to directors) to the fullest extent permitted by Delaware law in order to protect against some of these concerns, such protections are more limited in Delaware than Nevada. For example, unlike in Nevada, officers of Delaware corporations may not be exculpated in connection with actions by or in the right of the corporation, including derivative actions by stockholders.

In addition, the imposition of onerous standards of post hoc judicial review in Delaware, including standards that can preclude the possibility of obtaining dismissal of claims at the pleading stage, may encourage litigation from Delaware’s active plaintiff’s bar that monitors corporate transactions, and can yield unnecessary friction and delay that may discourage pursuit of transactions the Board might otherwise believe to be in the best interests of the Company and its stockholders.

As part of its evaluation of the Nevada Redomiciliation, our Board considered the 2025 DGCL Amendments that appear to be designed to address, at least in part, some of the uncertainty and unpredictability that has been created by recent Delaware court decisions, but the 2025 DGCL Amendments remain subject to constitutional challenge before the Delaware Supreme Court, are untested and subject to uncertain judicial interpretation and application that may not fully mitigate a variety of litigation and business planning concerns for the Company. By comparison, we believe that, based on the law as it exists today, Nevada offers more predictability and certainty in decision-making because of its statutory regime, including its codification of the business judgment rule and fiduciary duties of directors and officers, and can provide our Board and management with clearer guideposts to take action that will benefit our stockholders.

Thus, we believe that Nevada’s statute-based approach will provide greater certainty and predictability for our corporate decisions while also reducing the friction that may discourage or delay beneficial corporate transactions in Delaware’s increasingly litigious environment. As a result, we believe the Nevada Redomiciliation will enhance the Company’s ability to execute our business priorities, including by allowing the Company to more fully consider, and potentially enter into, advantageous business opportunities that our Board believes to be in the best interests of the Company and our stockholders.

The Nevada Redomiciliation Will Reduce the Risk of Unmeritorious and Costly Litigation, Safeguarding Company Resources and Limiting Management Distraction

We believe that Nevada’s statute-based regime will also reduce the risk of unmeritorious litigation being brought against the Company and our directors and officers, which, in turn, will better allow our directors and officers to focus on the business and safeguard the Company’s resources.

The increasing frequency of unmeritorious and opportunistic claims and litigation in Delaware against corporations and their directors and officers creates unnecessary distraction and costs for businesses, especially for companies like ours in competitive and innovative industries where it is critical to be able to make business decisions in an agile and nimble manner. Responding to such litigation can be time-consuming and burdensome, both for the directors and officers involved and other members of Company management and employees. It is also expensive, with the costs of such litigation often borne by the Company’s stockholders through, among other things, indemnification obligations, distraction to Company management and employees, and increased insurance premiums.

As part of its evaluation of the Nevada Redomiciliation, our Board considered the 2025 DGCL Amendments that appear to be designed to, at least in part, reduce some of the litigation risk for Delaware corporations, but the 2025 DGCL Amendments remain subject to constitutional challenge before the Delaware Supreme Court, are untested and subject to judicial interpretation and application that may not fully mitigate a variety of litigation and business planning concerns for the Company. Our Board also considered the related Senate Concurrent Resolution requesting evaluation of the approach to plaintiffs’ attorneys’ fee awards in Delaware, the outcome of which is not yet known. However, even in light of these ongoing developments, we believe Nevada strikes a better balance between the benefits and costs of litigation to the Company and our stockholders than does Delaware because Nevada has a statute-focused approach to corporate law whereas Delaware’s approach still depends upon judicial interpretation that lends itself to greater uncertainty and engenders an increased risk of challenges to corporate actions, regardless of merit.

Thus, as a result of the increased certainty and predictability provided by Nevada law, the Nevada Redomiciliation will potentially provide greater protection from unmeritorious, expensive and protracted litigation claims challenging our corporate decisions and transactions, which, in turn, is expected to reduce the Company’s potential expense for significant litigation and insurance costs often associated with such claims.

Nevada Law May Enhance Our Ability to Attract Qualified Management and Directors

The increasing frequency of claims and litigation directed towards directors and officers has also greatly expanded the risks facing directors and officers of public companies in exercising their duties. The amount of time and money required to respond to these claims and to defend these types of litigation matters can be substantial. Although both Delaware and Nevada law afford some protections to directors and officers in the form of exculpation from potential liability for money damages for certain acts in their capacities as directors and officers, Nevada law affords potentially greater protections. Specifically, Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of the duty of care, but not for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law. Moreover, pursuant to a 2022 amendment to the DGCL, similar protections can be extended to senior officers of Delaware corporations in certain circumstances, but officers cannot be protected to the same degree as directors. For example, the DGCL does not permit a corporation to exculpate officers in connection with actions by or in the right of the corporation, including derivative actions by stockholders. Thus, although the Company, with stockholder approval, recently amended its certificate of incorporation to permit the exculpation of officers (in addition to directors) to the fullest extent permitted by Delaware law, the protections provided by such provision are more limited for the Company’s officers.

By contrast, Nevada law permits a broader exclusion of individual liability of both officers and directors to a corporation and its stockholders. Specifically, under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company, has been rebutted; and (ii) it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of law. Thus, as a practical matter, for any acts occurring after the Nevada Redomiciliation, the Nevada Redomiciliation will generally result in, among other things, the elimination of any liability of an officer or director for a breach of fiduciary duty, unless arising from intentional misconduct, fraud or a knowing violation of law. There is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as directors or officers of the Company.

By potentially reducing the risk of lawsuits being filed against the Company’s directors and officers, we believe the Nevada Redomiciliation may help us attract and retain qualified management and directors.

In summary, for the reasons discussed above and throughout this proxy statement, we believe that the Nevada Redomiciliation is in the best interests of the Company and its stockholders. In the Board’s view, the increased certainty offered by Nevada law around corporate decision-making for transactions and other corporate actions that the Board determines to be in the best interest of the Company and its stockholders, coupled with an expected reduction in the risk of litigation challenging those transactions or actions (except in the specific circumstances recognized by Nevada law), will promote the pursuit of value-maximizing business strategies, reduce the Company’s exposure to the substantial costs of corporate litigation and enhance stockholder value over the long term.

In reaching its decision to approve the Nevada Redomiciliation and to recommend that our stockholders vote in favor of this Proposal, the Board was aware and considered that a potential litigant might argue, and a court could determine, under Delaware law, that the directors and officers of the Company have an interest in the Nevada Redomiciliation to the extent that it might afford them greater limitations on liability to the Company or its stockholders under Nevada law for acts in their capacities as directors and officers occurring after the Nevada Redomiciliation. No such litigation presently is pending, and the Company is not aware of any threatened litigation of this sort. Nevertheless, as set forth above, the Board believes that the interests of the Company and its stockholders will greatly benefit from the proposed Nevada Redomiciliation, and therefore that the Nevada Redomiciliation is fully justified on such grounds and in the best interests of the Company and its stockholders, irrespective of any potential benefit to our directors and officers.

As also discussed above, the Nevada Redomiciliation could potentially provide us greater flexibility to consider and engage in certain types of corporate transactions that might provide stockholders an opportunity to realize greater value for their shares in the Company that the Board determines to be in the best interests of our stockholders. Nevada has enacted a statute codifying the business judgment rule and this statute has been interpreted by the Nevada Supreme Court as mandating application of the business judgment rule to transactions or corporate actions that, under Delaware law, may be subject to judicial review under the entire fairness standard. As a result, the Nevada Redomiciliation may allow the Company to accomplish certain types of transactions or take other corporate action with a reduced risk of litigation and/or a court overturning the business decisions of our Board, to the detriment of the Company and its stockholders. No such transactions or other corporate actions potentially implicating the entire fairness standard under Delaware law are currently being discussed or considered by the Board. Specifically, there are no such transactions or other corporate actions with Mr. Pomel, Mr. Lê-Quôc or any of our other directors or officers nor any changes to the Company’s compensation plans that would disproportionately benefit Mr. Pomel, Mr. Lê-Quôc or any of our other directors or officers currently under consideration. Consequently, the Nevada Redomiciliation is not being proposed to prevent a change in control, or as a response to any present attempt known to the Board to acquire or extend control of the Company or obtain representation on the Board. As a result, the decision to redomicile was made on a “clear day.” Nevertheless, certain effects of the proposed Nevada Redomiciliation may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Potential Risks Associated with the Nevada Redomiciliation

Although we believe that the Nevada Redomiciliation is in the best interests of the Company and our stockholders, there can be no assurance that the Nevada Redomiciliation will result in all or any of the benefits described in this proxy statement, including the benefits of or resulting from incorporation under Nevada or the application of Nevada law to the internal affairs of the Company.

For the Company’s comparison of stockholders’ rights and the material substantive provisions that apply to the board of directors and executive officers under Delaware and Nevada law, see “What Changes After the Nevada Redomiciliation?—Comparison of Stockholder Rights Under Delaware and Nevada Law.”

In considering the Nevada Redomiciliation, our Board also considered certain associated risks.

Extensive Delaware Case Law and Established Court System

The Delaware Court of Chancery and Delaware Supreme Court are highly respected and experienced business courts. Delaware has an extensive body of case law. Trials are before judges who are experts in corporate law and appointed for 12-year terms. Delaware statutory law is regularly updated by the legislature, which meets every year. The Delaware system has long been lauded for its expertise and the quality of its court system.

While Nevada also has encouraged incorporation in that state and has adopted comprehensive, modern and flexible statutes that it periodically updates and revises to meet changing business needs, Nevada case law concerning the effects of its statutes and regulations is more limited. Nevada does not currently have a dedicated appointed business court. Currently, Nevada does have designated business court judges in two judicial districts, but those judges are elected for only six-year terms, hear cases in multiple areas of law, and generally do not issue written opinions. Nevada has commenced legislative action to create a dedicated business court with judges who are appointed for six-year terms, but that legislation would have to pass again in both legislative houses in 2027, obtain the requisite vote in a general election, and thereafter require further action by the legislature to create the court. As a result, we and our stockholders would not have the benefit of Delaware’s breadth of precedent to anticipate the legality of certain corporate affairs and transactions and stockholders’ rights to challenge them, particularly on matters as to which Nevada’s statutes do not provide a clear answer and a Nevada court must make a determination as a matter of first impression. Also, the Nevada legislature meets every two years, and thus updates to Nevada statutory law occur at most every other year.

Less Familiarity with Nevada

There have only been a limited number of redomiciliations in recent years. None of the Company’s competitors and only one of the Company’s compensation peers set forth in our 2025 proxy statement, filed with the SEC on April 18, 2025, has undergone a redomiciliation to date. Additionally, the companies that have chosen Nevada as their initial state of incorporation to date have been of much smaller size. As a result, we will be one of the largest companies to choose to incorporate in Nevada and may suffer some reputational consequences for redomiciling at the beginning of the trend.

It is also possible that choosing to redomicile to a jurisdiction other than Delaware, whose corporate laws may be less understood or may be perceived to be less responsive to stockholder rights or demands, could impact the views or behaviors of certain proxy advisory firms, institutional investors and/or members of the financial services industry, as well as potential director and officer candidates, regarding the Company, which could have an adverse effect on our business.

Certain Differences Between Delaware and Nevada Law

Although we and our Board believe that the rights of stockholders under the DGCL and the NRS are substantially equivalent, at least on balance of the relevant considerations against one another and as relevant to the Company, the DGCL and Delaware case law collectively are different in certain respects than the NRS and existing Nevada case law in ways that may affect the rights of our stockholders. Please see the Company’s summary of certain differences in the section titled “What Changes After the Nevada Redomiciliation?—Comparison of Stockholder Rights Under Delaware and Nevada Law.” For instance, as further explained below, under the NRS, a stockholder may inspect a Nevada corporation’s articles of incorporation, bylaws and ledger of record stockholders, subject to certain limitations, if such stockholder holds (or has been authorized by the holders of) at least 5% of the outstanding shares of stock of the Nevada corporation, or has been a stockholder of record for at least six months immediately preceding the demand. In addition, the NRS provides that a stockholder of record may inspect the books of account and financial statements of a Nevada corporation if such stockholder holds (or has been authorized by the holders of) at least 15% of the outstanding shares of stock of the Nevada corporation; however, these additional inspection rights may not be available for stockholders of publicly traded companies. The DGCL, on the other hand, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights. Thus, it is possible that some of our stockholders entitled to make a books and records demand today (as stockholders of a Delaware corporation) will not be able to make a similar demand following the Nevada Redomiciliation.

Further, the NRS expressly provides that directors or officers of a Nevada corporation may consider, or approve or take an action that factors in the interests of stakeholders other than the corporation’s stockholders, such as employees, suppliers and the community, and the long-term or short-term interests of the corporation or its stockholders. Under Delaware law, on the other hand, there is no express statutory authority to consider such purposes, and fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders unless the corporation is specifically incorporated as a public benefit corporation. As a result, as a Nevada corporation, it is possible that our directors and officers may consider the interests of other constituencies in a manner different from what Delaware law may require.

Our Board has identified a handful of other areas where the rule in Nevada differs in some respect from the rule in Delaware. These are generally procedural in nature. The potentially most important area is related to antitakeover protections. Both Delaware and Nevada permit a range of anti-takeover defenses, including poison pills. Both states have prohibitions (unless statutorily mandated conditions are met) on business combinations with “interested” stockholders owning certain proportions of the outstanding shares, though they apply at different ownership thresholds and have differing moratorium periods: 15% of the voting power of the outstanding voting stock for three years in Delaware and 10% of the voting or investment power of the outstanding voting stock for up to four years in Nevada. The Nevada Corporation will opt-out of the Nevada business combination statutes.

Transaction Costs and Potential Litigation Risk

The Company will also incur certain non-recurring costs in connection with the Nevada Redomiciliation, including certain filing fees and legal and other transaction costs. We may also face legal challenges in connection with the Nevada Redomiciliation that, regardless of merit, could result in additional expense, distraction and time. A majority of these costs have already been incurred or will be incurred regardless of whether the Nevada Redomiciliation is ultimately approved and completed. Many of the expenses that will be incurred are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Nevada Redomiciliation.

What Changes After the Nevada Redomiciliation?

The Nevada Redomiciliation will effect a change in the legal domicile of the Company and other changes, the most significant of which are described below. Following the Nevada Redomiciliation, we will be governed by the NRS instead of the DGCL, and we will be governed by the Nevada Charter and Nevada Bylaws, the forms of which are included as Appendix D and Appendix E, respectively, to this proxy statement. Approval of this Proposal will constitute approval of the Nevada Charter and Nevada Bylaws. Our current Delaware Charter and Delaware Bylaws will no longer be applicable following completion of the Nevada Redomiciliation. Copies of the Delaware Charter and Delaware Bylaws are available as Exhibits 3.1 and 3.2 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is available electronically to the public, free of charge, on the SEC’s website at http://www.sec.gov.

Comparison of Stockholder Rights Under Delaware and Nevada Law

The rights of our stockholders are currently governed by the DGCL, Delaware case law, the Delaware Charter and the Delaware Bylaws. Following completion of the Nevada Redomiciliation, the rights of our stockholders will be governed by the NRS, Nevada case law, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of Nevada, as set forth in the NRS, are similar in many respects to those of Delaware, as set forth in the DGCL. However, there are certain differences that may relate to your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of certain legal considerations relating to the current rights of stockholders of a Delaware corporation and the stockholders of a Nevada corporation and the corporate governance of a company in Delaware and in Nevada.

The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and the DGCL, the Nevada Charter and Nevada Bylaws, the Delaware Charter and Delaware Bylaws, and the body of case law in both jurisdictions, and some of the differences in the legal considerations below may not affect you in light of the provisions of the Nevada Charter and Nevada Bylaws, which opt in to or out of certain determinations as permitted under the NRS.

Issue	Delaware	Nevada
Increasing or Decreasing Authorized Capital Stock and Proportionately Increasing or Decreasing Issued and Outstanding Capital Stock	Delaware law does not have a provision permitting the board of directors of a corporation to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any class or series of the corporation’s shares (and change the par value thereof) without a vote of the stockholders.	The NRS allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of the same class or series of the corporation’s shares (and change the par value thereof) without a vote of the stockholders, so long as the action taken does not adversely change or alter any right or preference of the

Issue	Delaware	Nevada

The DGCL does permit a Delaware corporation to provide in its certificate of incorporation that no separate class vote(s) shall be required to increase or decrease the aggregate number of authorized shares of such class, in which case, a share increase or decrease amendment would only need to be approved by the holders of all outstanding shares, voting together as a single class. As described in more detail under “Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws—Charter Regarding Increases or Decreases in Authorized Stock” below, the Delaware Charter includes such a provision.

stockholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.

The NRS also provides that such increase or decrease in the number of authorized shares does not have to be approved by the vote of each class or series whose preferences or rights are adversely affected thereby if the articles of incorporation specifically deny the right to vote on such an increase or decrease. As described in more detail under “Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws—Charter Regarding Increases or Decreases in Authorized Stock” below, the Nevada Charter includes such a provision.

Classified Board of Directors	The DGCL permits a Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. If a board of directors is classified, the stockholders elect only one class each year and each class would have a term of office of up to three years.	The NRS also permits a Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually.

Removal of Directors	Under the DGCL, the holders of a majority of shares of each class entitled to vote in an election of directors may vote to remove any director or the entire board with or without cause unless (i) the board of directors is classified, in which case directors may be removed only for cause (unless the certificate of incorporation provides otherwise); or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her.	The NRS requires the vote of the holders of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds, but not lower. Furthermore, the NRS does not make a distinction between removal for cause and removal without cause.

Issue	Delaware	Nevada
Director Independence for Corporate Acts and Transactions

Under the 2025 DGCL Amendments, a “disinterested director” is defined as a director who is not party to the act or transaction being considered and who does not have a material interest in that act or transaction or a material relationship with a person that has a material interest in the act or transaction. A “material relationship” is defined as a familial, financial, professional, employment or other relationship that would be reasonably expected to impair the objectivity of the director’s judgment when participating in the authorization or approval of the act or transaction at issue.

In addition, under the DGCL, any director of a corporation that has a class of stock listed on a national securities exchange is presumed to be a disinterested director with respect to an act or transaction to which that director is not a party if the board of directors has determined that the director satisfies the relevant criteria for determining director independence from the corporation and, if applicable, the controlling stockholder or control group, under any rules promulgated by the applicable exchange. This presumption may only be rebutted by substantial and particularized facts that the director has a material interest in the act or transaction or has a material relationship with a person with a material interest in the act or transaction.

In the amendments adopted to NRS Chapters 78 and 92A by the 2025 Nevada Legislature (the “2025 NRS Amendments”), the term “disinterested director” was defined in NRS 78.240 to include, without limitation, a director who does not have a material and nonspeculative financial interests in, nor is a party to, the contract or transaction being considered, and would satisfy the independence standards required to serve on an audit committee of a board of directors pursuant to the Exchange Act and certain rules promulgated thereunder and the rules of the applicable exchange. NRS 78.140 also provides a statutory framework for the approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” below.

Fiduciary Duties

Under Delaware law, the standards of conduct for directors and officers have mostly developed through Delaware court case law. Generally, directors and officers must exercise a duty of care and a duty of loyalty to the corporation and its stockholders.

In addition, under Delaware law, controlling stockholders of a corporation may owe fiduciary duties to the corporation and its minority stockholders in certain circumstances, including when the controlling stockholder is selling its

Fiduciary duties of directors and officers are codified in the NRS. Nevada law requires that directors and officers of Nevada corporations exercise their powers in good faith, on an informed basis and with a view to the interests of the corporation. The NRS also provides as a matter of law that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions.

Issue	Delaware	Nevada
shares or seeking to change the status quo using its voting power, although 2025 DGCL Amendments do provide that controlling stockholders and control groups, in their capacity as such, cannot be liable for monetary damages for breach of the duty of care. See “—Limitation on Personal Liability of Directors, Officers, Controlling Stockholders and Control Groups” below.

The NRS also specifies the fiduciary duties of controlling stockholders. In the 2025 NRS Amendments, NRS 78.240 was amended to provide that stockholders, as such, may vote in their personal interest and have no fiduciary duty to the corporation or any other stockholder, but controlling stockholders may owe the corporation and its stockholders a fiduciary duty to refrain from exerting undue influence over any director or officer with the purpose and proximate effect of inducing a breach of fiduciary duty by such director or officer in certain circumstances. The 2025 NRS Amendments further provide that a stockholder of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a stockholder unless: (i) the stockholder is a controlling stockholder; (ii) the presumption that the controlling stockholder did not breach its fiduciary duty under NRS 78.240(4) (as described in more detail under “—Standard of Judicial Review of Board Decisions” below) has been rebutted; and (iii) it is proven that the act or failure to act constituted a breach of the stockholder’s fiduciary duty.

Reliance	Members of the board of directors or any committee designated by the board of directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation.	In performing their duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the

Issue	Delaware	Nevada
committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted. Nevada law extends the statutory protection for reliance on such persons to corporate officers.

Standard of Judicial Review of Board Decisions

So long as directors properly discharge their fiduciary duties of care and loyalty when managing a corporation, under Delaware case law, their decisions will generally be protected by the presumption of the business judgment rule, under which a court will not second guess an unconflicted business decision made by the board of directors unless such decision cannot be attributed to “any rational business purpose.”

However, in certain circumstances, Delaware courts may instead apply different heightened levels of scrutiny, including in the case of: (i) conflicted transactions, which include transactions involving a controlling stockholder or other related party; (ii) adoption of defensive measures; (iii) actions infringing on the stockholder franchise (i.e., stockholder voting); and (iv) change of control transactions. In those cases, a court will scrutinize not only the board of directors’ decision-making process but also the substance of the decision.

Section 144 of the DGCL provides that a transaction between a corporation and a director or officer who has an interest in that transaction (but that is not a controlling stockholder transaction) is entitled to statutory safe harbor protection if: (i) the transaction is approved in good faith and without gross negligence by a majority of disinterested directors on the board or a committee of the board and the material facts regarding the director’s or officer’s relationship with or interest in

NRS 78.138 provides for a statutory business judgment rule, which presumes that directors and officers acted in good faith, on an informed basis and with a view to the interests of the corporation, and allows for director or officer liability only when the plaintiff affirmatively rebuts the business judgment rule presumption and proves (i) a breach of fiduciary duty; and (ii) that the breach involved intentional misconduct, fraud or a knowing violation of law.

The statutory business judgment rule is generally the sole standard for any analysis involving fiduciary duty claims against corporate directors and officers in Nevada, regardless of the circumstances or the parties involved in the transactions (including the presence of a controlling stockholder). However, in the narrow circumstances of an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, directors will only be given the benefit of the presumption of the business judgment rule if the directors have reasonable grounds to believe a threat to corporate policy and effectiveness exists and the action taken that impedes the exercise of the stockholders’ rights is reasonable in relation to such threat. The NRS also expressly provides that this precondition to the application of the business judgment rule does not apply to poison pills or actions that only affect the time of the exercise of stockholders’ voting rights.

Issue	Delaware	Nevada

the transaction have been disclosed to the board or board committee approving the transaction; or (ii) the transaction is approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders.

Pursuant to the 2025 DGCL Amendments to Section 144 of the DGCL, a controlling stockholder transaction that does not constitute a “going private transaction” is entitled to statutory safe harbor protection if it is (i) approved in good faith by a committee consisting of a majority of disinterested directors; or (ii) approved or ratified by a majority of the votes cast by the disinterested stockholders and the material facts regarding the transaction have been disclosed to the committee approving, or the disinterested stockholders voting on, the transaction.

The “entire fairness” standard of judicial review under Delaware law applies to transactions involving a controlling stockholder for which the safe harbors under amended Section 144 of the DGCL are not available. The entire fairness standard places the burden on the board of directors to demonstrate both fair dealing (i.e., process) and fair price.

NRS 78.140 provides a statutory framework for the approval of a transaction between a corporation and a director or officer who has an interest in that transaction. Under the framework, an interested transaction will not be void or voidable if: (i) the interest is disclosed to the board of directors or a committee thereof, and the disinterested directors or committee members approve the transaction in good faith; (ii) the interest is disclosed to the stockholders of the corporation, and the stockholders holding a majority of the voting power approve or ratify the transaction in good faith; (iii) the interest is not known to the interested director or officer at the time the transaction is brought before the board of directors for action; or (iv) the transaction is fair to the corporation at the time it is authorized or approved.

Pursuant to the 2025 NRS Amendments, NRS 78.240(4) was amended to provide that a controlling stockholder is entitled to the presumption that such stockholder did not breach its fiduciary duty with respect to a contract or transaction to which such controlling stockholder is a party or has a material and nonspeculative financial interest if such contract of transaction has been authorized or approved by (i) a committee consisting of only disinterested directors; or (ii) the board of directors in reliance on the recommendation of a committee consisting of only disinterested directors.

Considerations by Directors Permitted by Statute	The DGCL does not provide directors with statutory authority to consider any constituencies other than stockholders in making decisions. Delaware case law provides that fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders.	In exercising their powers, including in response to a change or potential change of control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies, which may include, without limitation, the effect of the decision on relevant corporate constituencies. The NRS includes a nonexclusive list of such constituencies, which include the corporation’s employees, suppliers, creditors and customers, the economy of the state and

Issue	Delaware	Nevada
nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and of the stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. To underscore the discretion of directors and officers of Nevada corporations, the NRS specifically states that such directors and officers are not required to consider the effect of a proposed corporate action upon any constituent as a dominant factor. Further, a director may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change of control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies, including that there are reasonable grounds to believe that, within a reasonable time the corporation or any successor would be or become insolvent subjected to bankruptcy proceedings.

Standard of Review for Change of Control Transactions

Under Delaware case law, a decision to seek to sell, or not to sell, a corporation is generally a business decision protected by the business judgment rule.

However, once a board of directors decides to proceed with a sale of the corporation or such a sale becomes inevitable, then under Delaware case law the primary responsibility of the board of directors becomes to obtain the best price reasonably available for stockholders and the board of directors must prioritize this over other goals.

Pursuant to the 2025 DGCL Amendments to Section 144 of the DGCL, a controlling stockholder transaction constituting a “going private transaction” is entitled to statutory safe harbor protection if it is approved in good faith by a committee consisting of a majority of disinterested directors and approved or ratified by a

Under the NRS, director actions taken in response to a change or potential change in control are generally granted the benefits of the business judgment rule, except with respect to an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, in which case there is a precondition to the application of the business judgment rule, as described above.

NRS 78.240(4) provides that a controlling stockholder is entitled to the presumption that such stockholder did not breach its fiduciary duty with respect to a contract or transaction to which such controlling stockholder is a party or has a material and nonspeculative financial interest if such contract of transaction has been authorized or approved by (i) a committee consisting of only disinterested directors; or (ii) the board of directors in reliance on

Issue	Delaware	Nevada
majority of the votes cast by the disinterested stockholders and the material facts regarding the transaction have been disclosed to both the committee approving, and the disinterested stockholders voting on, the transaction.

the recommendation of a committee consisting of only disinterested directors.

Nevada’s codified business judgment rule applies to judicial review of director and officer actions in the context of a transaction with a controlling stockholder. See “—Standard of Judicial Review of Board Decisions” above.

In addition, the NRS provides a framework for approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” above.

Limitation on Personal Liability of Directors, Officers, Controlling Stockholders and Control Groups

The DGCL permits a Delaware corporation to adopt a provision in its certificate of incorporation limiting or eliminating the monetary liability of a director or officer to the corporation or its stockholders, except with regard to breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, unlawful repurchases or dividends, or improper personal benefit. However, under Delaware law, the exculpation of certain senior officers of a corporation (namely, the chief executive officer, president, chief financial officer, chief operating officer, chief legal officer, controller, treasurer and chief accounting officer, as well as any other persons identified as “named executive officers” in a corporation’s most recent SEC filings) is authorized only in connection with direct claims brought by stockholders, including class actions; it does not eliminate monetary liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

Under the 2025 DGCL Amendments, no person who is a controlling stockholder or a member of a control group will be liable in that capacity to a corporation or its stockholders for monetary damages for

Under the NRS, a director or officer of a Nevada corporation is not liable unless the presumption that such person acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. In addition, it must be proven both (i) that the act or failure to act constituted a breach of a fiduciary duty as a director or officer; and (ii) that such breach involved intentional misconduct, fraud or a knowing violation of law, which is arguably a more stringent burden than a breach of the duty of loyalty or deriving an improper personal benefit under the DGCL. In addition, the NRS provision limiting the personal liability of directors and officers applies to individual liability of directors and officers to the corporation, its stockholders and creditors. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors as this limitation is provided by statute. Thus, the NRS provides broader protection from personal liability for directors and officers than the DGCL.

Nevada’s codified business judgment rule applies to judicial review of director and officer actions in the context of a transaction with a controlling stockholder. See “—Standard of Judicial Review of Board Decisions” above.

Issue	Delaware	Nevada

breach of fiduciary duty other than for: (i) a breach of the duty of loyalty to the corporation or the other stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction for which the person derived an improper personal benefit.

A “controlling stockholder” is defined under the DGCL to mean any person who, together with that person’s affiliates and associates, either (i) owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors; or (ii) has the power functionally equivalent of that of a stockholder that owns or controls a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors by virtue of ownership or control of at least one-third in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors or for the election of directors who have a majority in voting power of the votes of all directors on the board of directors and power to exercise managerial authority over the business and affairs of the corporation. A “control group” is defined under the DGCL to mean two or more persons who are not controlling stockholders who, by virtue of an agreement, arrangement or understanding between or among those persons, constitute a controlling stockholder.

In addition, the NRS provides a framework for approval of a transaction between a corporation and a director or officer who has an interest in that transaction, as described in more detail under “—Standard of Judicial Review of Board Decisions” above.

Pursuant to the 2025 NRS Amendments, NRS 78.240 was amended to provide that stockholders, as such, may vote in their personal interest and have no fiduciary duty to the corporation or any other stockholder, but controlling stockholders may owe the corporation and its stockholders a fiduciary duty to refrain from exerting undue influence over any director or officer with the purpose and proximate effect of inducing a breach of fiduciary duty by such director or officer for which breach the director or officer is liable pursuant to NRS 78.138 and which breach directly relates to the initiation, evaluation, negotiation, authorization or approval by the board or a committee of a contract or transaction to which the controlling stockholder or any of its affiliates or associates is a party or in which any of them has a material and nonspeculative financial interest, and results in a material nonspeculative and non-ratable financial benefit to the controlling stockholder, which benefit excludes, and results in a material and nonspeculative detriment to, the other stockholders generally.

This statute further provides that a stockholder of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a stockholder unless: (i) the stockholder is a controlling stockholder; (ii) the presumption that the controlling stockholder did not breach its fiduciary duty under NRS 78.240(4) (as described in more detail under “—Standard of Judicial Review of Board Decisions” above) has been rebutted; and (iii) it is proven that the act or failure to

Issue	Delaware	Nevada

act constituted a breach of the stockholder’s fiduciary duty.

A “controlling stockholder” is defined under the NRS to mean a stockholder of the corporation having the voting power, by virtue of such stockholder’s relative beneficial ownership of shares or otherwise pursuant to the articles of incorporation, to elect at least a majority of the corporation’s directors.

Indemnification

Under the DGCL, a Delaware corporation is permitted to indemnify any person who is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party or threatened to be made a party, provided such person acted in good faith and in a manner the person reasonably believed was in or not opposed to the best interests of the corporation (and in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful).

In connection with any threatened, pending or completed action by or in the right of the corporation involving a person who is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a Delaware corporation has the power to indemnify a person who is a party or is threatened to be made a party for expenses (including attorneys’ fees)

The NRS generally permits a Nevada corporation to indemnify any director or officer who acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of an action involving a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for his or her actions under NRS 78.138. Under the statutory indemnification regime under the NRS, the corporation, through its stockholders, directors or independent legal counsel, must determine that the indemnification is proper.

The NRS provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or any claim, issue or matter therein, against expenses actually and reasonably incurred by the

Issue	Delaware	Nevada

actually and reasonably incurred in connection with the defense or settlement of such action or suit: (i) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) if such person is found liable to the corporation, only to the extent the Delaware Court of Chancery or the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. This is not exclusive of any other indemnification rights, which may be granted by a Delaware corporation to its directors, officers, employees or agents.

The DGCL also requires mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred with respect to any claim, issue or matter on which the director or “officer” (as defined for purposes of Section 145(c) of the DGCL) is successful on the merits or otherwise, in the defense of the proceeding.

person in connection with defending the action, including, without limitation, attorney’s fees.

Under the NRS, indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Advancement of Expenses	The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.	Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may advance expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking.

Issue	Delaware	Nevada
Director Compensation	The DGCL does not have a specific statute governing either the establishment of director compensation or the fairness of director compensation.	The NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors (or a committee thereof), without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

Actions by Written Consent of Stockholders	The DGCL provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. In addition, the DGCL requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.	The NRS provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the meeting, the holders of outstanding stock having at least a majority of the voting power of the capital stock of the corporation, or a different proportion of voting power if required for such action at the meeting, consent to the action in writing. Unlike the DGCL, the NRS does not impose notice requirements in connection with stockholder action by written consent.

Dividends and Distributions	Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus; or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines “surplus” as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of a corporation.	The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

Issue	Delaware	Nevada
Restrictions on Business Combinations

Under Section 203 of the DGCL, certain “business combinations” with “interested stockholders” of a corporation are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term “business combination” is defined broadly to include: (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation’s consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns at least 85% of the corporation’s voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide

Unlike Delaware’s three-year moratorium on business combinations, the Nevada combinations statutes impose a two-year moratorium that extends to prohibit a business combination for up to four years, unless certain conditions are met. NRS 78.411 to 78.444, inclusive, regulate combinations more stringently than Section 203 of the DGCL. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the two-year moratorium can be lifted only by: (i) advance approval of the combination, or the transaction by which such person first becomes an interested stockholder, by the corporation’s board of directors; (ii) approval of the combination by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates; or (iii) the combination meets specified fair value requirements.

Finally, after the two-year period, a combination remains prohibited unless: (i) the combination or the transaction by which the person first became an interested stockholder is approved in advance by the board of directors as described above; (ii) the combination is approved by a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates; or (iii) the combination meets specified fair value requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record.

Companies are entitled to opt out of the business combination provisions. Any opt-out of the business combination provisions of the NRS must be contained in the original articles of incorporation, or

Issue	Delaware	Nevada
	confidentially whether to accept a tender or exchange offer); or (iii) at or after the time on which such stockholder becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting by at least two-thirds (66 2⁄3%) of the outstanding voting stock not owned by the interested stockholder. Corporations are entitled to opt out of the business combination provisions in their certificate of incorporation.	an amendment to the articles of incorporation approved by a majority of the outstanding voting power not then beneficially owned by interested stockholders or their affiliates and associates, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Acquisition of Controlling Interests	Delaware law does not have control share acquisition provisions.	Pursuant to Nevada’s “acquisition of controlling interest” statutes (NRS 78.379 – 78.3793), any person who acquires a “controlling interest” in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise: (i) one fifth or more but less than one third; (ii) one third or more but less than a majority; or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of

Issue	Delaware	Nevada

authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS in their articles of incorporation or bylaws.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in a merger or selling all or substantially all of its assets must authorize such merger or sale of assets by vote of a majority of outstanding shares (or voting power of the outstanding shares) entitled to vote. The corporation’s board of directors must also approve such transaction.

The DGCL does not require a stockholder vote of a constituent corporation in a

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors. Although a substantial body of case law has been developed in Delaware as to what constitutes the “sale of substantially all of the assets” of a corporation, it is difficult to determine the point at which a sale of virtually all, but less than all, of a corporation’s assets

Issue	Delaware	Nevada
merger (unless the corporation provides otherwise in its certificate of incorporation) if: (i) the plan of merger does not amend the existing certificate of incorporation; (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the effective date of merger; and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

would be considered a “sale of all of the assets” of the corporation for purposes of Nevada law. It is possible that certain sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances as under the DGCL, as described in the opposite column.

Appraisal or Dissenters’ Rights	Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation or conversion, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date for the meeting held to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing. Under the DGCL, no appraisal rights are available to	Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of: (i) accordance of full voting rights under certain circumstances in connection with certain acquisitions of a controlling interest in the corporation; (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133; (iii) consummation of a plan of conversion to which the corporation is a party; (iv) consummation of a plan of exchange in which the corporation is a party; (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to

Issue	Delaware	Nevada

stockholders of the surviving or resulting corporation in a merger if the merger did not require their approval.

In addition, Section 262 of the DGCL allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the action giving rise to appraisal rights.

dissent and obtain payment for their shares; or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

Holders of covered securities (generally those that are listed on a national securities exchange) or shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000 are generally not entitled to dissenter’s rights. However, this exception is not available if: (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available; (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise; or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3) or any combination thereof.

The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent.

Special Meetings of the Stockholders	The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.	The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Special Meetings Pursuant to Petition of Stockholders for Election of Directors	The DGCL provides that a director or a stockholder of a corporation may apply to the Delaware Court of Chancery if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect	Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that

Issue	Delaware	Nevada
	directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting.	purpose within 18 months after the last meeting at which directors were elected.

Adjournment of Stockholder Meetings	Under the DGCL, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.	Under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies	Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.	Under the NRS, a proxy is effective only for a period of six months, unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, for as long as they are coupled with an interest, in limited circumstances.

Quorum	The DGCL provides that the certificate of incorporation or bylaws may establish quorum requirements, but in no event will a quorum consist of less than one-third of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum requirements: (i) a majority of the shares or voting power of the shares entitled to vote will constitute a quorum at a meeting of stockholders; and (ii) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series will constitute a quorum entitled to take action with respect to that vote on that matter.	The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business.

Voting	The DGCL provides that the certificate of incorporation or bylaws may establish voting requirements. If the certificate of incorporation and bylaws are silent as to specific voting requirements: (i) in all matters other than the election of	Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action

Issue	Delaware	Nevada
	directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter will be the act of the stockholders; (ii) directors will be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (iii) where a separate vote by a class or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series present at the meeting will be the act of such class or series or classes or series. Under the DGCL, if a corporation has classes of stock outstanding that have different voting rights, then references in the DGCL to a majority of other proportion of stock or shares are deemed to refer to such majority or other proportion of the votes of such stock or shares. A bylaw amendment adopted by stockholders which specifies the votes that will be necessary for the election of directors cannot be further amended or repealed by the board of directors.	exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote.

Stockholder Inspection Rights

Under the DGCL, any stockholder may inspect, and make copies and extracts from, a Delaware corporation’s books and records during normal business hours for any proper purpose upon written demand under oath if: (i) the stockholder’s demand is made in good faith and for a proper purpose (i.e., a purpose reasonably related to a stockholder’s interest as a stockholder); (ii) the stockholder’s demand describes with reasonable particularity the stockholder’s purpose and the books and records the stockholder seeks to inspect; and (iii) the books and records sought are specifically related to the stockholder’s purpose.

Books and records are defined under the DGCL to mean the certificate of incorporation; the bylaws; minutes of all meetings of stockholders and the signed consents evidencing all action taken by stockholders without a meeting, in each

Inspection rights under Nevada law are more limited than in Delaware. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto; (ii) the bylaws and all amendments thereto; and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are record stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively. A Nevada corporation may require a stockholder to furnish the corporation

Issue	Delaware	Nevada

case for the three years preceding the date of the demand; all communications in writing or by electronic transmission to stockholders generally within the three years preceding the date of the demand; minutes of any meeting of the board of directors or any committee of the board of directors and records of any action of the board of directors or any such committee; materials provided to the board of directors or any committee of the board of directors in connection with actions taken by the board of directors or any such committee; annual financial statements of the corporation for the three years preceding the date of the demand; any agreements with current or prospective stockholders under Section 122(18) of the DGCL; and director and officer independence questionnaires.

If a Delaware corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

with an affidavit that such inspection is not for any purpose other than the business of the corporation.

In addition, the NRS grants certain stockholders the right to inspect, make copies of and audit the books of account and financial statements of a corporation for any purpose related to the requesting stockholders’ interest in the corporation as a stockholder. The right to inspect the books of account and financial statements of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder of record who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, this right does not apply with respect to any corporation that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Business Opportunities	Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation’s line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.	The NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws

Following completion of the Nevada Redomiciliation, the Company will be governed by the NRS instead of the DGCL, as well as by the Nevada Charter and the Nevada Bylaws. Our current Delaware Charter and Delaware Bylaws will no longer be applicable following completion of the Nevada Redomiciliation.

The Nevada Charter and Nevada Bylaws differ in certain respects from the Delaware Charter and Delaware Bylaws. Set forth below is a table summarizing certain material differences in the rights of our stockholders under Nevada and Delaware law under the respective charters and bylaws. This chart does not address each difference, but focuses on those differences that we believe are most relevant to our stockholders. This chart is qualified in its entirety by reference to the Nevada Charter and Nevada Bylaws, the Delaware Charter and Delaware Bylaws and the NRS and the DGCL.

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
Charter Regarding Increases or Decreases in Authorized Stock	The Delaware Charter provides that, subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then-outstanding), without a separate class vote, by a vote of the holders of the stock of the Company entitled to vote thereon, voting together as a single class.	The Nevada Charter provides, subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then-outstanding), without a separate class vote, by the vote of the holders of the stock of the Company entitled to vote thereon, voting together as a single class, and that any right to a separate class vote pursuant to NRS 78.207(3) or NRS 78.390(2) (which relates to reverse stock splits or charter amendments that modify the number of authorized shares having an adverse effect on a particular class or series of stock) is specifically denied.
Charter Regarding Dividends and Distributions	The Delaware Charter and Delaware Bylaws do not contain any provisions modifying the default provisions under the DGCL with respect to dividends (as described under “—Dividends and Distributions” above).	The Nevada Charter provides that the Company is allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b), which means the Company may make a distribution even if its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of the Company having preferential rights superior to those receiving the distribution.

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
Charter Regarding Limitation of Liability	The Delaware Charter provides that the liability of directors and officers for monetary damages for a breach of fiduciary duty shall be eliminated to the fullest extent permitted by applicable law. Under the DGCL, this means that exculpation is not permitted: (i) for any breach of the duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends, stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) in the case of officers, for any action by or in the right of the Company.	The Nevada Charter provides that the individual liability of directors and officers for damages as a result of any act or failure to act in his or her capacity as a director or officer, including for breach of a fiduciary duty, shall be eliminated to the fullest extent permitted under the NRS as it is in effect now, or if the NRS is amended to authorize corporate action to further eliminate or limit the liability of directors or officers, as so amended. Under the NRS, this does not exclude exculpation for breaches of duty of loyalty.
Charter Regarding Forum Adjudication for Disputes	The Delaware Charter provides that, unless the Company consents in writing to an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL, the Delaware Charter or the Delaware Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Delaware Charter or Delaware Bylaws; (v) any action or proceeding as to which the DGCL confers jurisdiction to such court; or (vi) any action asserting a claim against the Company or any director, officer, other employee or stockholder of the Company governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants; provided, however, that such provision shall not apply to suits brought to enforce a duty or liability created by the	The Nevada Charter provides that, unless the Company consents in writing to an alternative forum, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (or, if the Eighth Judicial District Court of the State of Nevada shall decline to accept jurisdiction over a particular matter, any other district court of the State of Nevada, or, in the event that no district court of the State of Nevada has jurisdiction over a particular matter, then the U.S. federal district courts in the State of Nevada) shall be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought in the name or right or on behalf of the Company; (ii) any action, suit or proceeding for or based upon any breach of a fiduciary duty owed by any director, officer or controlling stockholder of the Company to the Company or the Company’s stockholders; (iii) any other “internal action” (as defined in NRS 78.046), including any action, suit or proceeding asserting a claim arising pursuant to any provision of NRS Title 7, the Nevada Charter, the Nevada Bylaws or any agreement entered in to pursuant to NRS 78.365; (iv) any action, suit or proceeding as to which the NRS confers jurisdiction to such court; or (v) any

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws

Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The Delaware Charter also provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Any person holding, owning or otherwise acquiring any interest in shares of the Company’s capital stock are deemed to have notice of and to have consented to the provisions described above.

action, suit or proceeding asserting a claim against the Company or any director, officer, employee, agent or stockholder of the Company governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants; provided, however, that such provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The Nevada Charter also provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Nevada of the enforceability of such exclusive forum provision.

Any person holding, owning or otherwise acquiring any interest in shares of the Company’s capital stock are deemed to have notice of and to have consented to all of the provisions of the Nevada Articles, Nevada Bylaws and any amendments thereto.

Waiver of Jury Trials	There is no corresponding provision in the Delaware Charter or Delaware Bylaws. Jury trials are generally not available in the Delaware Court of Chancery, which is the exclusive venue designated by the Delaware Charter for actions governed by the internal affairs doctrine.	The Nevada Charter provides that, to the fullest extent not inconsistent with any applicable U.S. federal laws, all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury.
Charter Regarding Severability of Invalid, Illegal or Unenforceable Provisions	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.	The Nevada Charter provides that if any provision(s) of the Nevada Charter are held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Nevada Charter will not, to the fullest extent permitted by applicable law, in any

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
way be affected or impaired thereby; and (ii) to the fullest extent permitted by applicable law, the provisions of the Nevada Charter will be construed (a) so as to permit the Company to protect its directors, officers, employees and agents from individual liability or (b) for the benefit of the Company.
Charter Regarding Stockholder Actions Without a Meeting.	The Delaware Charter provides that actions by stockholders may only be taken at an annual or special meeting of stockholders called in accordance with the Delaware Bylaws, and not by written consent.	The Nevada Charter also provides that actions by stockholders may only be taken at an annual or special meeting of stockholders called in accordance with the Nevada Bylaws, and not by written consent.
Charter Regarding Classified Board	The Delaware Charter provides that directors shall be divided into three classes, each serving for terms of three years.	The Nevada Charter also provides that directors shall be divided into three classes, each serving for terms of three years.
Charter Regarding Business Combinations	The Delaware Charter does not contain a corresponding provision opting out of the business combination provisions set forth in Section 203 of the DGCL. For a summary of the Delaware business combination provisions, see “Comparison of Stockholder Rights Under Delaware and Nevada Law—Restrictions on Business Combinations” above.	The Nevada Charter contains a provision opting out of the business combination provisions set forth in NRS 78.411 to 78.444, inclusive. For a summary of the Nevada business combination provisions, see “Comparison of Stockholder Rights Under Delaware and Nevada Law—Restrictions on Business Combinations” above.
Charter and Bylaws Regarding Removal of Directors	The Delaware Charter and Delaware Bylaws provide that directors may only be removed as provided in Section 141 of the DGCL, which provides that, for so long as the Board is classified, any director may only be removed for cause and by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Company entitled to vote in the election of directors.	The Nevada Charter and Nevada Bylaws provide that directors may be removed as provided in NRS 78.335, which provides that directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, which is the lowest permitted voting threshold for removal of a director under the NRS.
Bylaws Regarding Stockholder Ability to Call Special Meetings	The Delaware Bylaws provide that special meetings of the Company’s stockholders may only be called by the Board, the Chief Executive Officer or the Chairperson of the Board.	The Nevada Bylaws also provide that special meetings of the Company’s stockholders may only be called by the Board, the Chief Executive Officer or the Chairperson of the Board.

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
Bylaws Regarding Indemnification	The Delaware Bylaws provide that the Company shall indemnify, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company or, while serving as a director or executive officer of the Company, is or was serving at the Company’s request as a director or executive officer of another corporation, partnership, joint venture, trust, or other enterprise, , whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer of the Company or in any other capacity, against all liability, loss suffered and expenses reasonably incurred by such person; provided, however, that the Company shall not be required to indemnify such person in connection with any proceeding (or part thereof) initiated by any such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL; or (iv) such indemnification is required to be made under the Delaware Bylaws. The Company is also permitted to indemnify its other officers, employees and agents as set forth in the DGCL.	The Nevada Bylaws similarly provide that the Company shall indemnify, to the fullest extent permitted by the NRS, any person who was or is made or is threatened to be made a party or is otherwise involved in a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company, or while serving as a director or executive officer of the Company, is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer of the Company or in any other capacity while serving as a director or, executive officer or otherwise at the request of the Company, against all liability and loss suffered and expenses reasonably incurred by such person; provided, however, that the Company shall not be required to indemnify such person in connection with any proceeding (or part thereof) initiated by any such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the NRS; or (iv) such indemnification is required to be made under the Nevada Bylaws. The Company is also permitted to indemnify its other officers, employees and agents as set forth in the NRS.
Bylaws Regarding Expense Advancement	The Delaware Bylaws require the Company to advance to any current or former director or “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company, or to any person who, while serving as a director or executive officer of the Company, is or was serving at the	The Nevada Bylaws similarly require the Company to advance to any current or former director or “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act) of the Company, or to any person who, while serving as a director or executive officer of the Company, is or was serving at the

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
	Company’s request as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, promptly following a request therefore, all expenses reasonably incurred in defending (or participating as a witness in) any indemnifiable proceeding; provided, however, that, if required by the DGCL, an advancement of expenses incurred by a current or former director or executive officer of the Company in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery of an undertaking by such person to repay such amounts if it is ultimately determined in a final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. The Delaware Bylaws further provide that the Company may not advance expenses to a current or former executive officer (except by reason of the fact that such executive officer is or was a director of the Company) if a determination is made by a majority of disinterested directors of the Board, even if not a quorum, a committee thereof or independent legal counsel that the facts known at the time of such determination demonstrate clearly and convincingly that such person does not meet the standards of conduct for indemnification set forth in the DGCL.	Company’s request as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, promptly following a request therefore, all expenses reasonably incurred in defending (or participating as a witness in) any indemnifiable proceeding; provided, however, that an advancement of expenses incurred by a current or former director or executive officer of the Company in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such person, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified for such expenses. The Nevada Bylaws further provide that the Company may not advance expenses to a current or former executive officer (except by reason of the fact that such executive officer is or was a director of the Company) if a determination is made by a majority of disinterested directors of the Board, even if not a quorum, a committee thereof or independent legal counsel that the facts known at the time of such determination demonstrate clearly and convincingly that such person does not meet the standards of conduct for indemnification set forth in the NRS.
Bylaws Regarding Changes in Law	There is no corresponding provision in the Delaware Charter or Delaware Bylaws.	The Nevada Bylaws provide that any references to the laws of the State of Nevada or the NRS (or any provision thereof) contained in the Nevada Bylaws shall be to such law as it existed on the date the Nevada Bylaws were adopted or as such law thereafter may be changed, provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses provided in the Nevada Charter or Nevada Bylaws, then the rights to

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
limited liability, to indemnification and to the advancement of expenses provided in the Nevada Charter and/or Nevada Bylaws shall continue as theretofore in effect to the extent permitted by law; and (ii) if such change permits the Company, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.
Bylaws Regarding Length of Proxies	Consistent with the DGCL, the Delaware Bylaws provide that no proxy authorized by a stockholder shall be valid after three years from the date of its execution unless the proxy provides for a longer period.	Consistent with the NRS, the Nevada Bylaws provide that no proxy is valid after the expiration of six months from the date of creation unless the proxy provides for a longer period of up to seven years, or unless the proxy is irrevocable.
Bylaws Regarding Quorum	The Delaware Bylaws provide that, except where otherwise required by statute, the Delaware Charter or the Delaware Bylaws, at all meetings of stockholders, the presence, in person, by remote communication or by proxy duly authorized of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at an applicable meeting of stockholders shall constitute a quorum for the transaction of business.	The Nevada Bylaws provide that, except where otherwise required by statute, the Nevada Charter or the Nevada Bylaws, at all meetings of stockholders, the presence, in person or by remote communication, or by proxy duly authorized (regardless of whether the proxy has authority to vote on any matter) of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat shall constitutes a quorum for the transaction of business.
Bylaws Regarding Voting	Consistent with the default voting standards provided by the DGCL, the Delaware Bylaws provide that: (i) in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter will be the act of the stockholders; (ii) directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (iii) where a	Consistent with the default voting standards provided by the NRS, the Nevada Bylaws provide that: (i) action by stockholders on all matters other than the election of directors shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action; (ii) directors shall be elected by a plurality of the votes cast in such election; and (iii) where a separate vote by a class or series is required, action by the stockholders of such class or series

Provision	Delaware Charter and Bylaws	Nevada Charter and Bylaws
	separate vote by a class or series is required, the affirmative vote of the holders of a majority (or plurality, in the case of the election of directors) of the voting power of such class or series present at the meeting shall be the act of such class or series or classes or series.	on all matters other than the election of directors (which shall be determined by a plurality of the votes cast) shall be approved if a majority of the voting power of a quorum of such class or series votes in favor of the action.
Bylaws Regarding Lists of Stockholders Entitled to Vote	As required by the DGCL, the Delaware Bylaws provide that the Company shall prepare a list of stockholders entitled to vote at each meeting of stockholders and leave such list open for examination by a stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date.	Nevada law does not impose similar requirements, so there is no corresponding provision in the Nevada Charter or Nevada Bylaws.
Bylaws Regarding Committees	Consistent with the DGCL, the Delaware Bylaws provide that no committee of the Board shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Company.	Consistent with Nevada law, the Nevada Bylaws do not contain a provision limiting the scope of authority that can be delegated to a committee of the Board.
Bylaws Regarding Acquisitions of Controlling Interest	Delaware law does not have control share acquisition provisions, so there is no corresponding provision in the Delaware Charter or Delaware Bylaws.	The Nevada Bylaws provide that, in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Company will not apply to the Company or to any acquisition of any shares of the Company’s capital stock. For a summary of the Nevada acquisition of controlling interest statute, see “Comparison of Stockholder Rights Under Delaware and Nevada Law—Acquisition of Controlling Interests” above.

What Does Not Change After the Nevada Redomiciliation?

Apart from being governed by the Nevada Charter, Nevada Bylaws and the NRS, following completion of the Nevada Redomiciliation, the Company will continue to exist in the form of a Nevada corporation. By virtue of the Nevada Redomiciliation, all of the rights, privileges and powers of the Delaware Corporation, and all property, real, personal and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, all debts, liabilities and duties of the Delaware Corporation will remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation.

No Change in Business, Jobs or Physical Location

The Nevada Redomiciliation will not result in any immediate change in business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Nevada Redomiciliation). We intend to maintain our corporate headquarters in New York. Our management, including all directors and officers, will remain the same in connection with the Nevada Redomiciliation and will have the same positions with the Nevada Corporation.

The Nevada Redomiciliation will not otherwise adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Nevada Corporation.

No Securities Act Consequences

The Company will continue to be a publicly held company following completion of the Nevada Redomiciliation, and our Nevada Corporation Class A Common Stock, like our Delaware Corporation Class A Common Stock, will continue to be listed on the NASDAQ Global Market and traded under the symbol “DDOG.” There is not expected to be any interruption in trading as a result of the Nevada Redomiciliation. The Company will continue to file required periodic reports and other documents with the SEC. We and our stockholders will be in the same respective positions under the federal securities laws after the Nevada Redomiciliation as we and our stockholders were prior to the Nevada Redomiciliation.

No Material Accounting Implications

We expect that the Nevada Redomiciliation will have no effect from an accounting perspective. As such, our financial statements previously filed with the SEC will remain our financial statements following the Nevada Redomiciliation.

No Exchange of Stock Certificates or Book-Entry Entitlements Required

Stockholders will not be required to exchange their current stock certificates for new Nevada Corporation stock certificates. At the Effective Time, each outstanding share of Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock will be one share of Nevada Corporation Class A Common Stock or Nevada Corporation Class B Common Stock, as applicable, and any stock certificates or book-entry entitlements you then hold will represent the same number of shares of the Nevada Corporation as they represented of the Delaware Corporation. Following the Effective Time, any current stock certificates submitted to our transfer agent for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Nevada Corporation stock certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to us or our transfer agent unless and until requested to do so.

Certain Federal Income Tax Consequences

We believe that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company, the Nevada Corporation or the stockholders of the Company who receive the Nevada Corporation Common Stock for their Delaware Corporation Common Stock in connection with the Nevada Redomiciliation and the following discussion is based on such treatment. The aggregate tax basis of the Nevada Corporation Common Stock received by a stockholder of the Company as a result of the Nevada Redomiciliation will be the same as the aggregate tax basis of the Delaware Corporation Common Stock that became Nevada Corporation Common

Stock held by that stockholder as a capital asset at the time of the Nevada Redomiciliation. Each stockholder’s holding period of shares of Nevada Corporation Common Stock received in the Nevada Redomiciliation will include the holding period of the shares of Delaware Corporation Common Stock that became those shares of Nevada Corporation Common Stock, provided the shares are held by such stockholder as a capital asset at the time of the Nevada Redomiciliation.

This proxy statement only discusses U.S. federal income tax consequences and does so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws. State, local or foreign income tax consequences to stockholders may vary from the U.S. federal income tax consequences described above, and stockholders are urged to consult their own tax advisors as to the consequences to them of the Nevada Redomiciliation under all applicable tax laws.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received rulings from the Internal Revenue Service regarding the consequences of the Nevada Redomiciliation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Nevada Redomiciliation, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Additional Information

Regulatory Matters

The Nevada Redomiciliation will not be consummated unless and until stockholder approval is obtained. If stockholder approval is obtained, in order to consummate the Nevada Redomiciliation, we will have to file an Articles of Conversion and the Nevada Charter with the Nevada Secretary of State and a Certificate of Conversion with the Secretary of State of Delaware. No other regulatory or governmental approvals or consents will be required in connection with the Nevada Redomiciliation.

Appraisal Rights

Under the DGCL, holders of our Delaware Corporation Class A Common Stock are not entitled to appraisal rights with respect to the Nevada Redomiciliation described in this Proposal.

If the Nevada Redomiciliation is completed, holders of record and beneficial owners of our Delaware Corporation Class B Common Stock who (i) do not vote in favor of the approval of the Nevada Redomiciliation; (ii) properly demand appraisal of their shares; (iii) continuously hold of record or beneficially own their shares through the Effective Time; (iv) otherwise comply with the procedures of Section 262 of the DGCL (“Section 262”); and (v) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Nevada Redomiciliation under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of Delaware Corporation Class B Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of

Delaware Corporation Class B Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the Nevada Redomiciliation is completed, holders of record and beneficial owners of our Delaware Corporation Class B Common Stock who (i) deliver a written demand for appraisal of such person’s shares of our Delaware Corporation Class B Common Stock to us prior to the vote on the approval of the Nevada Redomiciliation; (ii) do not vote, in person or by proxy, in favor of the proposal to approve the Nevada Redomiciliation; (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time; and (iv) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of our Delaware Corporation Class B Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Nevada Corporation Class B Common Stock set forth in the Plan of Conversion, for the “fair value” of their shares of our Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Nevada Redomiciliation, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the Nevada Corporation in the Nevada Redomiciliation to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Nevada Corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The Nevada Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a proposed conversion is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes our notice to the holders of record and beneficial owners of our Delaware Corporation Class B Common Stock that appraisal rights are available in connection with the Nevada Redomiciliation, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Nevada Redomiciliation, any holder of record or beneficial owner of shares of our Delaware Corporation Class B Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the Nevada Corporation Class B Common Stock described in the Plan of Conversion.

Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Delaware Corporation Class B Common Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our Delaware Corporation Class B Common Stock must do ALL of the following:

•	such person must not vote in favor of the proposal to approve the Nevada Redomiciliation;

•	such person must deliver to us a written demand for appraisal before the vote on the Nevada Redomiciliation at the Special Meeting; and

•

such person must continuously hold of record or beneficially own the shares of our Delaware Corporation Class B Common Stock from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time).

As described below, within 120 days after the Effective Time, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Nevada Corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the Nevada Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Delaware Corporation Class B Common Stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Nevada Redomiciliation, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the approval of the Nevada Redomiciliation or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to us, before the vote on the approval of the Nevada Redomiciliation at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the approval of the Nevada Redomiciliation. A vote in favor of the approval of the Nevada Redomiciliation, in person at the special meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Nevada Redomiciliation, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval of the Nevada Redomiciliation or abstain from voting on the approval of the Nevada Redomiciliation. Neither voting against the approval of the Nevada Redomiciliation nor abstaining from voting or failing to vote on the proposal to approve the Nevada Redomiciliation will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval of the Nevada Redomiciliation. A proxy or vote against the approval of the Nevada Redomiciliation will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the approval of the Nevada Redomiciliation at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Delaware Corporation Class B Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the Nevada Corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, NY 10018

Attention: Secretary

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the Plan of Conversion, by delivering to us, as the Nevada Corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Time may only be made with the written approval of the Nevada Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the applicable Nevada Corporation Class B Common Stock within 60 days after the Effective Time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the value of the Nevada Corporation Class B Common Stock being offered pursuant to the Plan of Conversion.

Notice by the Nevada Corporation

If the Nevada Redomiciliation is completed, within 10 days after the Effective Time, the Nevada Corporation will notify each stockholder (including any beneficial owner) who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the approval of the Nevada Redomiciliation, that the Nevada Redomiciliation has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Nevada Corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Nevada Corporation in the case of a petition filed by any person other than the Nevada Corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Nevada Corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the Nevada Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Delaware Corporation Class B Common Stock. Accordingly, any persons who desire to have their shares of Delaware Corporation Class B Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our Delaware Corporation Class B Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Nevada Corporation a statement setting forth the aggregate number of shares not voted in favor of the approval of the Nevada Redomiciliation and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the Nevada Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Nevada Corporation, service of a copy thereof must be made upon the Nevada Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the Nevada Corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the Nevada Corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the Nevada Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Nevada Redomiciliation, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Nevada Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Nevada Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the Nevada Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the transaction that “throw any light on future prospects” of the corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation” of the transaction. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the [transaction] and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the value of the Nevada Corporation Class B Common Stock they would receive pursuant to the Nevada Redomiciliation if they did not seek appraisal of their shares. ALTHOUGH WE BELIEVE THAT THE VALUE OF THE NEVADA CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE NEVADA REDOMICILIATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE VALUE OF THE NEVADA CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE NEVADA REDOMICILIATION. We do not anticipate offering more than the applicable shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomiciliation to any persons exercising appraisal rights, and we reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our Delaware Corporation Class B Common Stock is less than the value of the Nevada Corporation Class B Common Stock to be issued in connection with the Nevada Redomiciliation. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Nevada Corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of our Delaware Corporation Class B Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our Delaware Corporation Class B Common Stock will be deemed to be, at the Effective Time, the right to receive shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomiciliation. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the person delivers to the Nevada Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the applicable shares of Nevada Corporation Class B Common Stock in connection with the Nevada Redomiciliation in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our Delaware Corporation Class B Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

As of February 24, 2026, we had 30 holders of record of our Delaware Corporation Class B Common Stock and 25,367,965 shares of our Delaware Corporation Class B Common Stock outstanding.

Interest of Certain Persons

Our Board believes that the corporate laws of the State of Delaware and the State of Nevada are substantially equivalent as to the rights of stockholders, at least on balance of the relevant considerations against one another and as relevant to the Company. As part of its process, the Board considered if redomiciliation to Nevada would convey any non-ratable benefits on any of the Company’s directors or officers and did not identify any such non-ratable benefits. Our Board noted that there is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as our directors or officers. However, others may allege, and stockholders should be aware in voting on the Nevada Redomiciliation, that our directors and executive officers may be considered to have interests in the Nevada Redomiciliation that are different from, or in addition to, the interests of the stockholders generally. Our Board has considered these potential interests, among other matters, in reaching the decision to approve the Nevada Redomiciliation and to recommend that our stockholders vote in favor of this Proposal.

Required Vote

Assuming a quorum is present, this Proposal will be approved if a majority of the voting power of our outstanding shares of common stock entitled to vote thereon, voting together as a single class, is voted “FOR” the Proposal (i.e., for the approval of the Nevada Redomiciliation and the adoption of the Nevada Redomiciliation Resolutions). Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes, if any, will have the same effect as a vote against this Proposal. If the Proposal fails to obtain the requisite vote for approval, the Nevada Redomiciliation will not be consummated, and the Company’s domicile will be unchanged.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL (I.E., FOR THE APPROVAL OF THE NEVADA REDOMICILIATION AND THE ADOPTION OF THE NEVADA REDOMICILIATION RESOLUTIONS).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 24, 2026, by:

•	each person or entity known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 328,483,364 shares of Class A common stock and 25,367,965 shares of Class B common stock outstanding as of February 24, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions, as applicable, within 60 days of February 24, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Datadog, Inc., 620 8th Avenue, 45th Floor, New York, New York 10018.

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
The Vanguard Group(1)	41,902,109	12.8	—	—	7.2
BlackRock, Inc.(2)	26,588,343	8.1	—	—	4.6
FMR LLC(3)	16,347,067	5.0	—	—	7.0
Directors and Named Executive Officers:
Olivier Pomel(4)	357,403	*	10,301,809	38.6	17.4
David Obstler(5)	260,983	*	108,000	*	*
Alexis Lê-Quôc(6)	162,226	*	9,142,649	35.7	15.7
Adam Blitzer(7)	66,201	*	—	—	*
Yanbing Li(8)	69,743	*	—	—	*
Amit Agarwal(9)	36,180	*	1,246,586	4.9	2.1
Titi Cole	4,241	*	—	—	*
Michael Callahan(10)	29,752	*	245,724	1.0	*
Dev Ittycheria(11)	128,028	*	240,000	0.9	*
Matthew Jacobson(12)	675,558	*	—	—	*
Julie Richardson(13)	2,564	*	28,128	*	*
Shardul Shah(14)	332,785	*	—	—	*
Ami Vora(15)	9,325	*	—	—	*
All executive officers and directors as a group (16 persons)(16)	2,272,739	*	21,312,896	78.2	35.8

*	Less than one percent.
†

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)

Based solely on Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on October 30, 2025, which reported that Vanguard had shared voting power over 1,929,003 shares of Class A common stock, sole dispositive power over 38,829,130 shares of Class A common stock and shared dispositive power over 3,072,979 shares of Class A common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

Based solely on Schedule 13G/A filed by BlackRock, Inc. on October 17, 2025, which reported that BlackRock, Inc. had sole voting power over 24,752,831 shares of Class A common stock and sole dispositive power over 26,588,343 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Based solely on Schedule 13G/A filed by FMR LLC on November 5, 2025, which reported that FMR LLC had sole voting power over 15,756,010 shares of Class A common stock and sole dispositive power over 16,347,067.76 shares of Class A common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Consists of (a) 234,361 shares of Class A common stock and 8,963,225 shares of Class B common stock held by Mr. Pomel, (b) 1,338,584 shares of Class B common stock issuable upon the exercise of options within 60 days of February 24, 2026 and (c) 123,042 shares of Class A common stock issuable upon the vesting RSUs and PSUs within 60 days of February 24, 2026.

(5)

Consists of (a) 188,936 shares of Class A common stock and 15,603 shares of Class B common stock held by Mr. Obstler, (b) 92,397 shares of Class B common stock held by the Obstler Children 2019 Trust, and (c) 72,047 shares of Class A common stock issuable upon the vesting RSUs and PSUs within 60 days of February 24, 2026.

(6)

Consists of (a) 66,476 shares of Class A common stock and 2,676,314 shares of Class B common stock held by Mr. Lê-Quôc, (b) 169 shares of Class A common stock and 6,203,835 shares of Class B common stock held by the Alexis Lê-Quôc Revocable Trust, (c) 262,500 shares of Class B common stock the exercise of options within 60 days of February 24, 2026 and (d) 95,581 shares of Class A common stock issuable upon the vesting RSUs and PSUs within 60 days of February 24, 2026.

(7)	Includes 65,521 shares of Class A common stock issuable upon the vesting RSUs and PSUs within 60 days of February 24, 2026.
(8)	Includes 41,101 shares of Class A common stock issuable upon the vesting RSUs and PSUs within 60 days of February 24, 2026.
(9)

Consists of (a) 27,999 shares of Class A common stock held by Mr. Agarwal, (b) 6,541 shares of Class A and 603,459 shares of Class B common stock held by the Amit Agarwal 2019 Family Trust, (c) 1,640 shares of Class A common stock and 590,059 shares of Class B common stock held by the Amit Agarwal 2018 Family Trust and (d) 53,063 shares of Class B common stock held by Mr. Agarwal’s spouse.

(10)

Consists of (a) 17,506 shares of Class A common stock held by Mr. Callahan, (b) 12,246 shares of Class A common stock and 240,542 shares of Class B common stock held by The Callahan-Thernstrom Family Trust, and (c) 5,182 shares of Class B common stock issuable upon the exercise of options within 60 days of February 24, 2026.

(11)

Consists of (a) 37,129 shares of Class A common stock held by Mr. Ittycheria, (b) 90,899 shares of Class A common stock held by LIDI 11 21 LLC, and (c) 240,000 shares of Class B common stock issuable upon the exercise of options within 60 days of February 24, 2026.

(12)	Consists of 675,558 shares of Class A common stock held by Mr. Jacobson through a trust of which he is trustee and another estate planning trust having an independent trustee.
(13)	Consists of 2,564 shares of Class A common stock held by Ms. Richardson and 28,128 shares of Class B common stock issuable upon the exercise of options within 60 days of February 24, 2026.
(14)	Consists of shares of Class A common stock held by the 2019 Shah Family Trust.
(15)

Consists of 7,808 shares of Class A common stock held by a trust of which Ms. Vora’s spouse is the trustee and 1,004 shares of Class A common stock, 182 shares of Class A common stock, 174 shares of Class A common stock and 157 shares of Class A common stock held by separate trusts of which Ms. Vora in each case is the trustee.
(16)

Includes 511,934 shares of Class A common stock issuable upon the vesting RSUs and PSUs and 1,874,394 shares of Class B common stock issuable upon the exercise of options, in each case within 60 days of February 24, 2026.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For this Special Meeting, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials and copy of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and any accompanying documents, please notify your broker or us. Direct your written request to us via email at IR@datadoghq.com. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll-free: (877) 456-3513

Banks and brokers may call collect: (212) 750-5833

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kerry Acocella

General Counsel and Secretary

New York, New York

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

Datadog discloses the following non-GAAP financial measures in this proxy statement: non-GAAP net income, non-GAAP net income growth, non-GAAP operating income, non-GAAP operating margin, non-GAAP operating income growth, free cash flow and free cash flow growth. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement table included below.

Datadog defines non-GAAP net income, non-GAAP net income growth, non-GAAP operating income, non-GAAP operating margin and non-GAAP operating income growth as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog’s geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures. Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.

M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog’s liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.

	Year Ended December 31,
	2020	2021	2022	2023	2024	2025
Revenue	$603,466	$1,028,784	$1,675,100	$2,128,359	$2,684,275	$3,427,158

Reconciliation of GAAP to Non-GAAP operating (loss) income and operating margin
GAAP operating (loss) income	$(13,773)	$(19,156)	$(58,695)	$(33,464)	$54,284	$(44,373)
Add: Stock-based compensation expense	74,374	163,737	363,154	482,300	570,336	750,671
Add: Amortization of acquired intangibles	943	4,392	7,575	8,866	6,467	6,373
Add: Employer payroll taxes on employee stock transactions	7,618	16,085	14,246	32,541	43,126	53,799
Add: M&A transaction costs (2)	—	—	—	—	—	1,574
Less: Other Non-GAAP adj.(1)	(5,561)	—	—	—	—	—

Non-GAAP operating income	$63,601	$165,058	$326,280	$490,243	$674,213	$768,044

GAAP operating margin	(2)%	(2)%	(4)%	(2)%	2%	(1)%
Non-GAAP operating margin	11%	16%	19%	23%	25%	22%

Reconciliation of GAAP to Non-GAAP net (loss) income
GAAP net (loss) income	$(24,547)	$(20,745)	$(50,160)	$48,568	$183,746	$107,741
Plus: Stock-based compensation expense	74,374	163,737	363,154	482,300	570,336	750,671
Plus: Amortization of acquired intangibles	943	4,392	7,575	8,866	6,467	6,373
Add: Employer payroll taxes on employee stock transactions	(5,561)	—	—	—	—	—
Add: M&A transaction costs (2)	7,618	16,085	14,246	32,541	43,126	53,799
Less: Other Non-GAAP adj.(1)	—	—	—	—	—	1,574
Plus: Amortization of issuance costs	18,727	3,349	3,369	3,388	3,761	5,602

Non-GAAP net income before non-GAAP tax adjustments	$71,554	$166,818	$338,184	$575,663	$807,436	$925,760

Income tax effects and adjustments (3)	17,839	37,843	61,468	111,672	153,608	179,178

Non-GAAP net income after non-GAAP tax adjustments	$53,715	$128,975	$276,716	$463,991	$653,828	$746,582

	Year Ended December 31,
	2020	2021	2022	2023	2024	2025

Reconciliation of GAAP cash flow from operating activities to free cash flow
Net cash provided by operating activities	$109,091	$286,545	$418,407	$659,954	$870,603	$1,050,135
Less: Purchases of property and equipment	(5,415)	(9,956)	(35,261)	(27,586)	(34,719)	(49,578)
Less: Capitalized software developmental costs	(20,468)	(26,069)	(29,628)	(34,820)	(60,781)	(85,840)

Free cash flow	$83,208	$250,520	$353,518	$597,548	$775,103	$914,717

Free cash flow margin	14%	24%	21%	28%	29%	27%

(1)	Non-cash benefit related to the release of a non-income tax liability
(2)

The year ended December 31, 2025 is adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.

(3)

Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

APPENDIX B

Resolutions of the Board of Directors of

Datadog, Inc.

Approving the Nevada Redomiciliation

NEVADA REDOMICILIATION

WHEREAS, the Board of Directors (the “Board”) of Datadog, Inc. (the “Company”) is considering redomiciling the Company from the State of Delaware to the State of Nevada by the conversion of the Company from a corporation organized under the laws of the State of Delaware (the Company when organized under such laws, the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the Company when organized under such laws, the “Nevada Corporation”) pursuant to and in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL”), Section 92A.195 of the Nevada Revised Statutes and the proposed Plan of Conversion (the “Plan of Conversion”) in the form attached hereto as Exhibit A (such conversion, the “Nevada Redomiciliation”);

WHEREAS, upon completion of the Nevada Redomiciliation, and without any further action on the part of any person, the following would occur:

(a) (i) each validly issued, fully paid and nonassessable share of Class A common stock (including restricted stock, which shall remain restricted on the same terms as currently apply), par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury on the date of the Conversion will be one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.00001 per share, of the Nevada Corporation, and (ii) each validly issued, fully paid and nonassessable share of Class B common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury on the date of the Conversion will be one validly issued, fully paid and nonassessable share of Class B common stock, par value $0.00001 per share, of the Nevada Corporation;

(b) any warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Class A common stock or other equity securities of the Delaware Corporation, shall be a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Class A common stock or other equity securities of the Nevada Corporation; and

(c) the Company’s existing certificate of incorporation and bylaws will be replaced with the Nevada Articles of Incorporation (as defined in the Plan of Conversion) (the “Nevada Charter”) and the Nevada Bylaws (as defined in the Plan of Conversion) (the “Nevada Bylaws” and, together with the Nevada Charter, the “Nevada Governing Documents”), in the forms attached hereto as Exhibit B and Exhibit C, respectively; and

WHEREAS, the Board has reviewed and considered the Nevada Redomiciliation, the Plan of Conversion, the Nevada Governing Documents, including a comparison to the Company’s current certificate of incorporation and bylaws and the factors and considerations reflected in the draft proposal (the “Nevada Redomiciliation Proposal”) included in the draft proxy statement attached hereto under Exhibit D (the “Proxy Statement”) for a special meeting of the stockholders of the Company (the “Special Meeting”), and has determined that approving and effecting the Nevada Redomiciliation and approving and adopting the Plan of Conversion and the Nevada Governing Documents are in the best interests of the Company and its stockholders.

APPROVAL OF NEVADA REDOMICILIATION

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby (a) determines that the Nevada Redomiciliation, the Plan of Conversion and the Nevada Governing Documents are in the best interests of the Company and its stockholders and (b) approves and adopts the Nevada Redomiciliation, the Plan of Conversion and the Nevada Governing Documents;

RESOLVED FURTHER, that the form, terms, provisions, and conditions of the Plan of Conversion be, and the same hereby are, in all respects approved and adopted;

RESOLVED FURTHER, that the Board hereby directs that the Nevada Redomiciliation (including the Plan of Conversion and Nevada Governing Documents) and these resolutions approving the Nevada Redomiciliation (the “Nevada Redomiciliation Board Resolutions”) be submitted for approval and adoption, respectively, by the stockholders of the Company at the Company’s Special Meeting, which approval and adoption shall require the affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote thereon in accordance with Section 266 of the DGCL;

RESOLVED FURTHER, that the Board hereby recommends that the Company’s stockholders approve the Nevada Redomiciliation (including the Plan of Conversion and the Nevada Governing Documents) and adopt the Nevada Redomiciliation Board Resolutions by voting “FOR” the approval of the Nevada Redomiciliation Proposal at the Special Meeting;

RESOLVED FURTHER, that for purposes of these resolutions, “Authorized Officer” shall mean the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Vice Presidents, the General Counsel and Secretary and any Assistant Secretary of the Company and such other officers or employees of the Company as any of the foregoing persons may designate in writing;

RESOLVED FURTHER, that, in accordance with the foregoing resolutions, each of the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to (a) include the Nevada Redomiciliation Proposal, including, without limitation, the Nevada Redomiciliation (including the Plan of Conversion and the Nevada Governing Documents) and the Nevada Redomiciliation Board Resolutions in the Company’s proxy materials for the Special Meeting, and (b) solicit proxies on behalf of the Board from the Company’s stockholders authorizing the persons named in such proxies to vote their shares of the Company’s common stock in favor of the Nevada Redomiciliation Proposal, including, without limitation, the Nevada Redomiciliation (including the Plan of Conversion and the Nevada Governing Documents) and the Nevada Redomiciliation Board Resolutions, at the Special Meeting; and

RESOLVED FURTHER, that upon receipt of stockholder approval of the Nevada Redomiciliation (including the Plan of Conversion and the Nevada Governing Documents) and adoption of the Nevada Redomiciliation Board Resolutions by means of approval of the Nevada Redomiciliation Proposal at the Special Meeting, each Authorized Officer be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and without further action from the Board, to prepare, execute, file and deliver all agreements, documents, notices, certificates, consents, approvals or other instruments and take all such actions that such Authorized Officer deems necessary, desirable or appropriate in order to perform the Company’s obligations under the Plan of Conversion and to consummate the Nevada Redomiciliation, including, without limitation, (a) the execution and filing of a certificate of conversion with the Secretary of State of the State of Delaware; (b) the execution and filing of articles of conversion in the form prescribed by NRS 92A.205 and the Nevada Charter with the Nevada Secretary of State; (c) the filing of the annual franchise tax reports required by the Secretary of State of the State of Delaware and the payment of the applicable franchise taxes; (d) the payment of any fees or other expenses that may be necessary in connection with the Nevada Redomiciliation; (e) the submission of all required applications to The NASDAQ Global Market or any other applicable stock exchange; (f) the filing of Current Reports on Form 8-K and any other Securities Exchange Commission (the “SEC”) and other regulatory filings that may be necessary, desirable or appropriate in connection with the Nevada Redomiciliation; and (g) the execution of new director and officer indemnification agreements with each of the directors and officers of the Company in connection with the Nevada Redomiciliation, in each case substantially in the form attached hereto as Exhibit E.

APPENDIX C

PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of Datadog, Inc., a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Section 92A.195 of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS:

A. The Delaware Corporation is a corporation organized under the DGCL.

B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to the Nevada Corporation.

C. The Board of Directors of the Delaware Corporation (the “Board”) has (i) determined that the Conversion (as defined below) is in the best interests of the Delaware Corporation and its stockholders, (ii) approved and adopted the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws (each as defined below)), and (iii) recommended that the stockholders of the Delaware Corporation approve the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws) and adopt the resolutions proposed by the Board approving the Conversion (the “Board Conversion Resolutions”).

D. The stockholders of the Delaware Corporation have approved the Conversion (including this Plan and the Nevada Articles of Incorporation and the Nevada Bylaws) and adopted the Board Conversion Resolutions.

E. The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as defined below), the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted, as applicable, the Conversion (including this Plan and the Nevada Articles of Incorporation and Nevada Bylaws) and the Board Conversion Resolutions. The name of the Nevada Corporation shall be Datadog, Inc.

1.2 Filings and Recordings. The Delaware Corporation shall cause (i) articles of conversion meeting the requirements of NRS 92A.205 and NRS 92.230 (the “Nevada Articles of Conversion”) to be properly executed and filed in accordance with such sections and (ii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Delaware Certificate of Conversion”) to be properly executed and filed in accordance with such section, and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion shall become effective upon the later to be filed of, or at the time (if any) designated in, the Delaware Certificate of Conversion and the Nevada Articles of Conversion as the effective time of the Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Articles of Incorporation of the Nevada Corporation, in the form attached hereto as Exhibit A (the “Nevada Articles of Incorporation”), and the Bylaws of the Nevada Corporation, in the form attached hereto as Exhibit B (the “Nevada Bylaws” and, together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or the Nevada Corporation, or their respective stockholders, (i) the Board of Directors of the Nevada Corporation will consist of the same directors of the Delaware Corporation as of immediately prior to the Effective Time, having the same terms of office, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; (ii) each committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be constituted as a committee of the Board of Directors of the Nevada Corporation on the same terms and, subject to applicable Nevada law, with the same powers and authority of the Board of the Delaware Corporation as of immediately prior to the Effective Time, and the members of each committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be, from and after the Effective Time, the members of each such committee of the Board of Directors of the Nevada Corporation, to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; and (iii) the officers of the Nevada Corporation shall be the same officers of the Delaware Corporation as of immediately prior to the Effective Time (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS, including NRS 92A.250(3). Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and the State of Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, the holders thereof or any other person, (i) each validly issued, fully paid and nonassessable share of Class A common stock, par value $0.00001 per share (the “Delaware Class A Common Stock”), of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time will be one validly issued, fully paid and nonassessable share of Class A common stock, par value $0.00001 per share (the “Nevada Class A Common Stock”), of the Nevada Corporation, and (ii) each validly issued, fully paid and nonassessable share of Class B common stock, par value $0.00001 per share (the “Delaware Class B Common Stock”), of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time will be one validly issued, fully paid and nonassessable share of Class B common stock, par value $0.00001 per share (the “Nevada Class B Common Stock”), of the Nevada Corporation. At and after the Effective Time: (x) all of the outstanding certificates that immediately prior thereto represented issued and outstanding shares of Delaware Class A Common Stock and Delaware Class B Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Nevada Class A Common Stock and Nevada Class B Common Stock, respectively, and shall be so registered on the books and records of the Nevada Corporation and the transfer agent; and (y) all of the issued and outstanding shares of Delaware Class A Common Stock and Delaware Class B Common Stock that are in uncertificated book-entry form shall automatically become the number and class of shares of the Nevada Corporation in accordance with the customary procedures of the transfer agent.

3.3 Conversion of Other Securities. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, the holders thereof or any other person, any warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, Delaware Class A Common Stock or other equity securities of the Delaware Corporation, shall constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, the same amount of Nevada Class A Common Stock or other equity securities of the Nevada Corporation as the holder of such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right would have been entitled to receive had such holder exercised or converted such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right in full immediately prior to the Effective Time (not taking into account whether such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right was in fact exercisable or convertible at such time), at the same exercise/conversion price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite stockholders of the Delaware Corporation, this Plan may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board, such action would be in the best interests of the Delaware Corporation and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no effect.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provisions of state or local law), and this Plan is hereby adopted as a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

APPENDIX D

ARTICLES OF INCORPORATION

OF

DATADOG, INC.

ARTICLE I

The name of this corporation is Datadog, Inc. (the “Company”). The Company is the resulting entity in the conversion of Datadog, Inc., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation and is a continuation of the existence thereof pursuant to Nevada Revised Statutes (as amended from time to time, the “NRS”) Chapters 78 and 92A.

ARTICLE II

The registered office of the Company shall be the street address of its registered agent in the State of Nevada. The Company may from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Company may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

The nature of the business and the purposes to be conducted and promoted by the Company are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

A. The Company is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 2,330,000,000 shares, 2,000,000,000 shares of which shall be Class A Common Stock (the “Class A Common Stock”), 310,000,000 shares of which shall be Class B Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and 20,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”). The Common Stock and the Preferred Stock shall have a par value of $0.00001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized by resolution(s) to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of such shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution(s) adopted by the Board of Directors providing for the issuance of such shares and set forth in a certificate of designation establishing such series of Preferred Stock that complies with the applicable provisions of the NRS and is filed in the office of the Nevada Secretary of State (each, as amended from time to time, a “Certificate of Designation”). The Board of Directors is also expressly authorized to increase (but not above the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then-outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Except as otherwise required by law, the holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by these Articles of Incorporation (as defined below).

C. Subject to the rights of the holders of any series of Preferred Stock then-outstanding, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the vote of the holders of the stock of the Company entitled to vote thereon, voting as a single class. No vote of the holders of any other class or series of stock, voting separately as a class, shall be required therefor and any such right to a separate class or series vote otherwise provided under NRS 78.207(3) or NRS 78.390(2) in this regard is hereby specifically denied, unless a vote of any such other holders is expressly required pursuant to these Articles of Incorporation.

D. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as follows:

1. Definitions.

(a) “Acquisition” means (A) any consolidation or merger of the Company with or into any other Entity (as defined below), other than any such consolidation or merger in which the stockholders of record of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent (as defined below)) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes.

(b) “Articles of Incorporation” means these articles of incorporation of the Company, as amended and/or restated from time to time, including the terms of any Certificate of Designation of any class or series of Preferred Stock.

(c) “Asset Transfer” means the sale, lease or exchange of all or substantially all the assets of the Company.

(d) “Bylaws” means the bylaws of the Company, as amended and/or restated from time to time.

(e) “Effective Time” means the time at which the Amended and Restated Certificate of Incorporation of the Delaware Corporation, filed with the Secretary of State of the State of Delaware immediately prior to the time shares of Class A Common Stock were first publicly traded, became effective in accordance with the General Corporation Law of the State of Delaware.

(f) “Entity” means any corporation, partnership, limited liability company, trust or other legal entity.

(g) “Family Member” means with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such person.

(h) “Final Conversion Date” means 5:00 p.m. in New York, New York, on the tenth anniversary of the Effective Time or, if such anniversary does not occur on a date that the Nasdaq Stock Market and the New York Stock Exchange are open for trading, on the first date such markets are open for trading thereafter.

(i) “Founder” means each of Olivier Pomel and Alexis Lê-Quôc.

(j) “Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock or Class B Common Stock.

(k) “Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.

(l) “Permitted Entity” means, with respect to a Qualified Stockholder (as defined below), any Entity in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, has sole dispositive power and exclusive Voting Control (as defined below) with respect to all shares of Class B Common Stock held of record by such Entity.

(m) “Permitted Transfer” means, and shall be restricted to, any Transfer (as defined below) of a share of Class B Common Stock:

(i)

by a Qualified Stockholder that is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Trust (as defined below) of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Trust;

(ii)

by the trustee of a Permitted Trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;

(iii)	by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or

(iv)	by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity or the trustee of a Permitted Trust of such Qualified Stockholder.

(n) “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(o) “Permitted Trust” means a validly created and existing trust the beneficiaries of which are either a Qualified Stockholder or Family Members of the Qualified Stockholder or both, or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code, as amended from time to time, and/or a reversionary interest.

(p) “Qualified Stockholder” means (i) the record holder of a share of Class B Common Stock at the Effective Time; (ii) the initial record holder of any share of Class B Common Stock that is originally issued by the Company after the Effective Time (including, without limitation, upon conversion of any Preferred Stock or upon exercise of options or warrants); and (iii) a Permitted Transferee of a Qualified Stockholder.

(q) “Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.

(r) “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

(i)

the granting of a revocable proxy to any of the officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)	the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;

(iii)

entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholder(s) who are the holder(s) of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iv)

the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(v)

entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event, Asset Transfer or Acquisition that has been approved by the Board of Directors.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder that effected the Transfer of such shares to such Permitted Transferee, or (ii) an Entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.

(s) “Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2. Rights Relating to Dividends and Other Distributions, Subdivisions and Combinations.

(a) Subject to the prior rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends and other distributions, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends and other distributions as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b), any dividends and other distributions paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and a majority of the voting power of the outstanding shares of Class B Common Stock, each voting separately as a class.

(b) The Company shall not declare or pay any dividend or make any other distribution to the holders of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend or other distribution payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, is declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend or other distribution payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date.

(c) Notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws, the Company is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

(d) If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3. Liquidation Rights. In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock (and the holders of any Preferred Stock that may then be outstanding, to the extent required by these Articles of Incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and a majority of the voting power of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock or Class B Common Stock.

4. Voting Rights.

(a) Class A Common Stock. Each holder of record of any share(s) of Class A Common Stock shall be entitled to one vote for each share thereof so held.

(b) Class B Common Stock. Each holder of record of any share(s) of Class B Common Stock shall be entitled to ten votes for each share thereof so held.

(c) Voting Generally. Except as required by law, the holders of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation or applicable law.

5. Optional Conversion.

(a) Optional Conversion of the Class B Common Stock.

(i)

At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii)

Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate(s) therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate(s) evidencing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.

6. Automatic Conversion.

(a) Automatic Conversion of the Class B Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificate(s) evidencing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue any certificate evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate(s). Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificate(s) evidencing such shares (if any) at the office of the Company or any transfer agent for the Class A Common Stock.

(b) Conversion upon Death. Each share of Class B Common Stock held of record by a natural person, including a natural person serving in a trustee capacity, other than a Founder (including a Founder holding shares in a trustee capacity) or a Permitted Transferee of such Founder, shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the death of such natural person. Each share of Class B Common Stock held of record by a Founder (including a Founder holding shares in a trustee capacity) or a Permitted Transferee of such Founder shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock nine months after the date of the death of such Founder.

(c) Final Conversion. On the Final Conversion Date, each then-outstanding share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificate(s) evidencing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue any certificate evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate(s). Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificate(s) evidencing such shares (if any) at the office of the Company or any transfer agent for the Class A Common Stock.

(d) Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A

Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(e) Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person(s) in whose name(s) the certificate(s) (or book-entry position(s)) evidencing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder(s) of such shares of Class A Common Stock.

7. Redemption. The Common Stock is not redeemable.

8. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

9. Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner permitted by law and shall not be reissued as shares of Class B Common Stock.

ARTICLE V

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class or series thereof, as the case may be, it is further provided that:

A. Board of Directors.

1. Generally. Except as otherwise provided in these Articles of Incorporation or the NRS, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolution(s) adopted by the Board of Directors pursuant to the Bylaws.

2. Election.

(a) Subject to the rights, if any, of the holders of any class(es) or series of Preferred Stock to elect directors under circumstances, and in the manner, specified in the relevant Certificate(s) of Designation, the directors shall be and are divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. At the first annual meeting of stockholders following the date of the initial filing of these Articles of Incorporation with the Nevada Secretary of State (the “Filing Date”), the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term expiring at the third annual meeting of stockholders succeeding such election. At the second annual meeting of stockholders following the Filing Date, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term expiring at the third annual meeting of stockholders succeeding such election. At the third annual meeting of stockholders following the Filing Date, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term expiring at the third annual meeting of stockholders succeeding such election. At each succeeding annual meeting of stockholders, directors shall be elected for a term expiring at the third annual meeting of stockholders succeeding such election to succeed the directors of the class whose terms expire at such annual meeting.

(b) No stockholder may cumulate votes in any election for directors.

(c) Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall, subject to these Articles of Incorporation and the NRS, determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Election of directors need not be by written ballot unless the Bylaws so provide.

3. Removal of Directors Subject to any limitations imposed by applicable law, removal of directors shall be as provided in NRS 78.335.

4. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution(s) that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the Board of Directors by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director so appointed or elected shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected or appointed and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

5. Preferred Directors. Notwithstanding anything herein to the contrary, during any period when the holders of any class or series of Preferred Stock, voting as a separate class or together with one or more other classes or series, have the right to elect any additional director(s), then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect such additional director(s); and (ii) each such additional director shall serve until such director’s successor shall have been duly elected or appointed and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided in the Certificate of Designation establishing such class or series, whenever the holders of any class or series of Preferred Stock having such right to elect any additional director(s) are divested of such right pursuant to the provisions of the Certificate of Designation relating to such class or series, the terms of office of all such additional directors elected by the holders of such class or series, or elected to fill any vacancies resulting from the death, resignation, retirement, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Company shall be reduced accordingly.

B. Stockholder Actions. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws.

C. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by these Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

A. The individual liability of each of the directors and officers of the Company for any damages as a result of any act or failure to act in his or her capacity as a director or officer of the Company, including for breach of fiduciary duty as a director or officer of the Company, shall be eliminated to the fullest extent permitted under the NRS. If the applicable provisions of the NRS are amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of such directors or officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.

B. To the fullest extent permitted by applicable law, the Company may provide indemnification of (and advancement of expenses to) directors, officers, and other agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

D. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (or, if the Eighth Judicial District Court of the State of Nevada shall decline to accept jurisdiction over a particular matter, any other district court of the State of Nevada, or, in the event that no district court of the State of Nevada has jurisdiction over a particular matter, then the federal district courts of the United States of America in the State of Nevada) shall be the sole and exclusive forum for the following types of actions, suits or proceedings, whether civil, criminal, administrative or investigative, under Nevada statutory or common law: (A) any derivative action, suit or proceeding brought in the name or right or on behalf of the Company; (B) any action, suit or proceeding asserting, for or based upon any breach of a fiduciary duty owed by any current or former director, officer or controlling stockholder of the Company; (C) any other internal action (as defined in NRS 78.046), including any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of NRS Title 7, these Articles of Incorporation or the Bylaws of the Company; (D) any action, suit or proceeding to interpret, apply, enforce or determine the validity of any provision of NRS Title 7, these Articles of Incorporation or the Bylaws of the Company or any agreement entered into pursuant to NRS 78.365 to which the Company is a party or a stated beneficiary thereof (including any right, obligation or remedy thereunder); (E) any action, suit or proceeding as to which the NRS confers jurisdiction to the district court of the State of Nevada; and (F) any action, suit or proceeding asserting a claim against the Company or any director, officer, employee or agent of the Company or any stockholder, governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

E. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Nevada of the enforceability of such exclusive forum provision.

F. To the fullest extent permitted by law, each and every stockholder of the Company, and each and every natural person or Entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of capital stock of the Company (by reason of and from and after the time of such purchase or other acquisition), shall be deemed to have notice of and to have consented to all of the provisions of (i) these Articles of Incorporation, (ii) the Bylaws and (iii) any amendment to these Articles of Incorporation or the Bylaws enacted or adopted in accordance with these Articles of Incorporation, the Bylaws and applicable law.

ARTICLE VII

A. The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII of these Articles of Incorporation.

ARTICLE VIII

The Company expressly elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time.

ARTICLE IX

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article IX shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

ARTICLE X

If any provision of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent permitted under applicable law, the provisions of these Articles of Incorporation (including, without limitation, each such portion of any section of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Company to protect its directors, officers, employees and agents from individual liability or (b) for the benefit of the Company.

* * * *

APPENDIX E

BYLAWS

OF

DATADOG, INC.

(A NEVADA CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The street address of the corporation’s registered agent is the registered office of the corporation in the State of Nevada.

Section 2. Other Offices. The corporation shall also have and maintain a principal executive office at such place as may be fixed by the Board of Directors, and may also have offices and places of business at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 3. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Nevada, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any physical location, but may instead be held solely by means of remote communication as provided under the Nevada Revised Statutes (as amended from time to time, the “NRS”) 78.320(4)-(6).

Section 4. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors at any time, before or after notice of such meeting has been sent to the stockholders. Nominations of persons for election to the Board of Directors of the corporation and proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) of stockholders; (ii) brought specifically by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 4(b) and who is a stockholder of record at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 4. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder before an annual meeting of stockholders).

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Nevada law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 4(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 4(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned beneficially and of record by such nominee, and list any pledge of or encumbrances on such shares; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) the questionnaire, representation and agreement required by Section 4(e); and (6) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed or provided to the corporation pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee in a proxy statement, proxy card or other filings and to serving as a director if elected); and (B) all of the information required by Section 4(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence (as such term is used in any applicable stock exchange listing requirements or applicable law) of such proposed nominee or to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that the Board of Directors determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 4(b)(i), in the case of an annual meeting, or Section 5, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the bylaws of the corporation (as amended and/or restated from time to time, the “Bylaws”) with respect to nominees for director).

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 4(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 4(b)(iii), and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 4(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below), other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) all of the information required by Section 4(b)(iv).

(iii) To be timely, the written notice required by Section 4(b)(i) or 4(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 4(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or for which a public announcement of the date of the meeting has been made by the corporation, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 4(b)(i) or 4(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent who is a record stockholder, as they appear on the corporation’s books, and the name and address of each other Proponent; (B) the class, series and number of shares of each class or series of the capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 4(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates, the nominee (if applicable), and/or any other persons (including their names), including, without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable; (D) a representation that the stockholder is a holder of record of shares of the corporation at the time of giving notice, will be entitled to vote at the meeting and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 4(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 4(b)(ii)); (E) a representation as to whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the Proponents intend or are part of a group that intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s voting shares required to approve or adopt the proposal or elect the nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the 1934 Act; (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions; (H) a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation; and (I) any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to, and in accordance with, Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

(c) A stockholder providing the written notice required by Section 4(b)(i) or 4(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information (other than the representations required by Section 4(b)(iv)(E)) provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting, provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 4 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 4(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five Business Days after the later of the record date for the determination of stockholders entitled to notice of the meeting and the public announcement of the record date. In the case of an update and supplement pursuant to clause (ii) of this Section 4(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 4(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 4(b)(iii), a stockholder’s notice required by this Section 4 that complies with the requirements in Section 4(b)(i), other than the timing requirements in Section 4(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 4(a) or clause (ii) of Section 5(c), each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 4(b)(iii), 4(d) or 4(c), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or nominee that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation; and (iv) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated, in the case of an annual meeting, in accordance with clause (ii) or clause (iii) of Section 4(a) and in accordance with the procedures set forth in Sections 4(b), 4(c), 4(d), 4(e) and 4(f), as applicable, or in the case of a special meeting, in accordance with Section 5(c) and the requirements thereof. Only such business shall be conducted at any annual meeting of the stockholders of the corporation as shall have been brought before the meeting in accordance with Section 4(a) and in accordance with the procedures set forth in Sections 4(b), 4(c) and 4(f), as applicable. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the following sentence) or (y) fails to inform the corporation that such Proponent no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 promulgated under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the corporation within two Business Days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the corporation, no later than five Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 4(a) or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 4(a) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 5(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations required by this Section 4, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), or that business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nominations or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the corporation. For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing, including one sent by electronic transmission, or a reliable reproduction of the writing or electronic record, shall be provided to the Secretary of the corporation at least five Business Days prior to the meeting of stockholders.

(g) Notwithstanding the foregoing provisions of this Section 4, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder, and any failure to comply with such requirements shall be deemed a failure to comply with this Section 4. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 4(a)(iii); or (ii) the holders of any class or series of preferred stock of the corporation as to dividends and other distributions or upon liquidation to make nominations of persons for election to the Board of Directors if and to the extent provided for under law, the Articles of Incorporation of the corporation (as amended and/or restated from time to time, the “Articles of Incorporation”), or these Bylaws.

(h) For purposes of Sections 4 and 5:

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(ii) “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York, New York.

(iii) “close of business” means 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a Business Day

(iv) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation; (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends or other distributions, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information including, without limitation, posting on the corporation’s investor relations website.

Section 5. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Nevada law, by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by the Board of Directors.

The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors at any time, before or after notice of such meeting has been sent to the stockholders.

(b) For a special meeting called pursuant to Section 5(a), the person(s) calling the meeting shall determine the time and physical location, if any, of and means of remote communication, if any, for the meeting; provided, however, that only the Board of Directors or a duly authorized committee thereof may authorize a meeting solely by means of remote communication. Upon determination of the time and physical location, if any, of and means of remote communication, if any, for the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 6. No business may be transacted at a special meeting otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, and who is a stockholder of record at the time of the special meeting of stockholders, who shall be entitled to vote at the meeting and who complies with Sections 4(b)(i), 4(b)(iv), 4(c), 4(e) and 4(f). The number of nominees a stockholder may nominate for election at the special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 4(b)(i) shall be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under Section 4(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 5(c). Except as otherwise required by law, the chairperson of the special meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in these Bylaws and, if any nomination or business is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act), or if the Proponent does not act in accordance with the representations required by Section 4, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting, or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by applicable law, if the stockholder or a qualified representative of the stockholder (meeting the requirements specified in Section 4(f)) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the corporation.

(e) Notwithstanding the foregoing provisions of this Section 5, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 5, and any failure to comply with such requirements shall be deemed a failure to comply with this Section 5. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant to Section 5(c); or (ii) the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to make nominations of persons for election to the Board of Directors if and to the extent provided for under law, the Articles of Incorporation, or these Bylaws.

Section 6. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting, such notice to specify the physical location, if any, date and hour of such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining the stockholders entitled to notice of such meeting, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. Notice shall be deemed given as provided in NRS 78.370.

Section 7. Quorum. At all meetings of stockholders, except where otherwise required by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by remote communication, if applicable, or by proxy duly authorized (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Articles of Incorporation or these Bylaws, action by the stockholders on a matter other than the election of directors shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast in such election. Where a separate vote by a class or series is required, except where otherwise required by the NRS, by applicable stock exchange rules or by the Articles of Incorporation or these Bylaws, (a) a majority of the voting power of the outstanding shares of such class or series, present in person or by remote communication, if applicable, or represented by proxy duly authorized (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum entitled to take action with respect to that vote on that matter and (b) action by the stockholders of such class or series on a matter other than the election of directors (which shall be determined by a plurality of the votes cast) shall be approved if a majority of the voting power of a quorum of such class or series votes in favor of the action.

Section 8. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the person(s) who called the meeting or the chairperson of the meeting, or by the holders of a majority of the voting power of the shares present in person or by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or physical location, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting are (i) announced at the meeting at which the adjournment is taken (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 6. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 60 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 36(a) and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 9. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock ledger of the corporation on the record date, shall be entitled to vote at any meeting of stockholders. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. No proxy is valid after the expiration of six months from its date of creation unless the proxy provides for a longer period for which it is to continue in force, which may not exceed seven years from the date of its creation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 10. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, spouses as community property, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, the vote of such person binds all; (ii) if more than one votes, the act of the majority so voting binds all; or (iii) if more than one votes, but the vote is evenly split on any particular matter, the votes shall be deemed cast proportionally, as split. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of clause (iii) shall be a majority or even split in interest.

Section 11. No Stockholder Action without Meeting. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

Section 12. Organization; Delivery to the Corporation.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed, is absent or refuses to act, the Chief Executive Officer, or, if no Chief Executive Officer is then serving or the Chief Executive Officer is absent or refuses to act, the President, or, if no President is then serving or the President is absent or refuses to act, a chairperson of the meeting designated by the Board of Directors, or, if the Board of Directors does not designate such chairperson, a chairperson chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy duly authorized, shall act as chairperson. The Chairperson of the Board of Directors may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or any other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting and shall record all acts and proceedings thereof in the minute book of the corporation.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c) Whenever this Article II requires one or more persons (excluding the corporation or any of its directors, officers, employees or agents in such capacity, but including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to NRS 78.355) to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 13. Number and Term of Office. The authorized number of directors of the corporation shall be at least one individual and shall be fixed and thereafter changed from time to time solely by resolution adopted by the Board of Directors without the need for an amendment to these Bylaws or the Articles of Incorporation. Directors need not be stockholders. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No provision of this Section 13 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws or the Articles of Incorporation.

Section 14. Powers. Except as otherwise provided in the Articles of Incorporation or the NRS, the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 15. Classes of Directors. The directors shall be divided into classes as and to the extent provided in the Articles of Incorporation, except as otherwise required by applicable law.

Section 16. Vacancies. Vacancies on the Board of Directors shall be filled as provided in the Articles of Incorporation, except as otherwise required by applicable law.

Section 17. Resignation. Any director may resign at any time by delivering his or her notice in writing, including one sent by electronic transmission, to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, the resignation shall be effective at the time of delivery of the resignation to the Secretary.

Section 18. Removal. Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances, any individual director or one or more incumbent directors may be removed only in the manner specified in the Articles of Incorporation.

Section 19. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any physical location, if any, within or without the State of Nevada that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and physical location, if any, within or without the State of Nevada whenever called by the Chairperson of the Board of Directors, the Chief Executive Officer or the Board of Directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of electronic communication, videoconferencing, conference telephone or other communications equipment or available technology in accordance with NRS 78.315(3) by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, or by electronic mail or other electronic means at least twenty-four hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three days before the date of the meeting.

Section 20. Quorum and Voting.

(a) Unless the Articles of Incorporation require a greater number, a quorum of the Board of Directors shall consist of a majority of the directors currently serving on the Board of Directors in accordance with these Bylaws (but in no event less than one third of the total authorized number of directors); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

Section 21. Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, including one sent by electronic transmission. After an action is taken, the consent(s) shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 22. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, including, if so approved, by resolution of the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, a fixed sum and reimbursement of expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 23. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation (if any) to be affixed to all papers which may require it.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution(s) creating such committees.

(c) Term. Subject to any requirements of any outstanding series of preferred stock and the provisions of Section 23(a) and 23(b), as applicable, the Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death, removal or resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 23 shall be held at such times and physical location (if any) and/or by such means of electronic or other communication as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any physical location or by such means of electronic or other communication that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place (if any) of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place (if any) of special meetings of the Board of Directors. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 24. Duties of Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if appointed and when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 25. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer has not been appointed or is absent, the President (if a director), or if a President has not been appointed or is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting and keep the minutes thereof.

ARTICLE IV

OFFICERS

Section 26. Officers Designated. The Board of Directors shall appoint the officers required by the NRS. The Board of Directors may also appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem appropriate or necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 27. Tenure and Duties of Officers.

(a) All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 28. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 29. Resignations. Any officer may resign at any time by giving notice in writing, including one sent by electronic transmission, to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 30. Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any committee thereof or officer upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 31. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer(s), or other authorized person(s), to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person(s) as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 32. Voting of Securities Owned by the Corporation. All stock and other securities and interests of other corporations and entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies and consents with respect thereto shall be executed, by the person(s) authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, or any other officer.

ARTICLE VI

SHARES OF STOCK

Section 33. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any officers or agents of the corporation designated by the corporation for such purpose, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 34. Lost Certificates. The corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate, the owner of such lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 35. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner permitted by NRS 78.242.

Section 36. Fixed Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor fewer than 10 days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the record date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 36(a) at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 37. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII

OTHER SECURITIES OF THE CORPORATION

Section 38. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 33), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE VIII

DISTRIBUTIONS

Section 39. Declaration of Dividends and Other Distributions. Dividends and other distributions (as defined in NRS 78.191) upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and applicable law, including NRS 78.288, may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

Section 40. Distribution Reserve. Before payment of any dividend or other distribution, there may be set aside out of any funds of the corporation available for dividends and other distributions such sum(s) as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

FISCAL YEAR

Section 41. Fiscal Year. The fiscal year of the corporation shall end on December 31 or on such other date as may otherwise be fixed by resolution of the Board of Directors.

ARTICLE X

INDEMNIFICATION

Section 42. Indemnification of Directors, Executive Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify to the fullest extent permitted by the NRS, any person who was or is made or is threatened to be made a party or is otherwise involved in a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or executive officer (for the purposes of this Article X, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) of the corporation, or while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer of the corporation or in any other capacity while serving as a director, executive officer or otherwise at the request of the corporation, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the corporation shall not be required to indemnify any such person in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the NRS or (iv) such indemnification is required to be made under Section 42(d).

(b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify (including the power to advance expenses in a manner consistent with Section 42(c)) its other officers, employees and other agents as set forth in the NRS. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any current or former director or executive officer of the corporation, or to any person, who while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in defending (or participating as a witness in) any proceeding referred to in Section 42(a); provided, however, that an advancement of expenses incurred by a current or former director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such indemnitee is not entitled to be indemnified for such expenses under this Section 42 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 42(d), no advance shall be made by the corporation to a current or former executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to a criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 42 to a current or former director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim to the fullest extent permitted by law. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the NRS for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by a current or former executive officer of the corporation (except in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person is liable pursuant to NRS 78.138 or acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person had reasonable cause to believe that his or her conduct was unlawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a current or former director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 42 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the NRS.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the NRS, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 42.

(h) Amendments. Any repeal or modification of this Section 42 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any current or former director or executive officer of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 42 that shall not have been invalidated. If this Section 42 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 42 with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee” or “agent” of the corporation shall include, without limitation, situations where such person, while serving the corporation in such capacity, is also serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 42.

ARTICLE XI

NOTICES

Section 43. Notices.

(a) Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 6. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or courier service, or by facsimile, electronic mail or other means of electronic transmission.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in Section 43(a) or as otherwise provided in these Bylaws, with notice other than one that is delivered personally to be sent to such address or electronic mail address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address or electronic mail address of such director.

(c) Affidavit of Mailing. An affidavit of notice, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name(s) and address(es) of the stockholder(s), or director(s), to whom any such notice(s) was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required. Any action or meeting that is taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the NRS, any notice given under the provisions of the NRS, the Articles of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

(g) Waiver. Whenever notice is required to be given under any provision of the NRS, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver sent by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

ARTICLE XII

AMENDMENTS

Section 44. Amendments. Subject to the limitations set forth in Section 42(h) or the provisions of the Articles of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIII

LOANS TO OFFICERS

Section 45. Loans to Officers. Except as otherwise prohibited by and subject to applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XIV

MISCELLANEOUS

Section 46. Inapplicability of Controlling Interest Statutes. Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, relating to acquisitions of controlling interests in the corporation shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

Section 47. Severability. If any provision(s) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision(s) to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

Section 48. Changes in Nevada Law. References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article X, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V84082-S32682

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DATADOG, INC.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V84082-S32682 For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To approve the redomiciliation of the Company from the State of Delaware to the State of Nevada by conversion. The Board of Directors recommends you vote FOR the following proposal: NOTE: To conduct any other business properly brought before the Special Meeting or at any adjournment, postponement or continuation thereof. DATADOG, INC. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. DATADOG, INC. Special Meeting of Stockholders April 21, 2026, 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Olivier Pomel, Alexis Lê-Quôc and Kerry Acocella, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B common stock of DATADOG, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually, via live webcast at www.virtualshareholdermeeting.com/DDOG2026SM, originating from New York, New York at 10:00 AM, EDT, on April 21, 2026, and any adjournment, postponement or continuation thereof and in their discretion on such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the Proposal and in the discretion of the proxies upon such other matters as may properly come before the Special Meeting or any adjournment, postponement or continuation thereof. Continued and to be signed on reverse side